                                                                EXHIBIT 10.3

                                CREDIT AGREEMENT

                           Dated as of July 15, 1996



                                     AMONG


                           INTERCOAST ENERGY COMPANY



                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                           individually and as Agent

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                               TABLE OF CONTENTS
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ARTICLE I.   DEFINITIONS........................................  1

ARTICLE II.  THE CREDITS........................................ 18
      2.1.   Commitment......................................... 18
      2.2.   Termination; Required Payments..................... 18
      2.3.   Ratable Loans...................................... 18
      2.4.   Types of Advances.................................. 18
      2.5.   Commitment Fee; Reductions in
                Aggregate Commitment............................ 18
      2.6.   Minimum Amount of Each
                Advance......................................... 18
      2.7.   Optional Principal Payments........................ 19
      2.8.   Mandatory Principal Payments....................... 19
             2.8.1. Borrowing Base Deficiency................... 19
             2.8.2. Sale of Oil and Gas Interests............... 19
             2.8.3. Prepayment of Eurodollar Advances........... 19
      2.9.   Method of Selecting Types and Interest
             Periods for New Advances........................... 20
     2.10.   Conversion and Continuation of
             Outstanding Advances............................... 20
     2.11.   Changes in Interest Rate, etc...................... 21
     2.12.   Rates Applicable After Default..................... 21
     2.13.   Method of Payment.................................. 21
     2.14.   Notes; Telephonic Notices.......................... 22
     2.15.   Interest Payment Dates; Interest and Fee
                Basis........................................... 22
     2.16.   Notification of Advances, Interest Rates,
                Prepayments and Commitment Reductions........... 22
     2.17.   Lending Installations.............................. 23
     2.18.   Non-Receipt of Funds by the Agent.................. 23

ARTICLE III. CHANGE IN CIRCUMSTANCES............................ 23
      3.1.   Yield Protection................................... 23
      3.2.   Changes in Capital Adequacy Regulations............ 24
      3.3.   Availability of Types of Advances.................. 24
      3.4.   Funding Indemnification............................ 25
      3.5.   Lender Statements; Survival of Indemnity........... 25

ARTICLE IV.  OIL AND GAS BORROWING BASE......................... 25
      4.1.   Initial Oil and Gas Borrowing Base................. 25
      4.2.   Determination of the Oil and Gas
                Borrowing Base.................................. 26
      4.3.   Reduction Upon Sale of Oil
                and Gas Interests............................... 26

ARTICLE V.   CONDITIONS PRECEDENT; WITHHOLDING TAX
                EXEMPTION....................................... 26
       5.1.  Initial Advance.................................... 26
       5.2.  Each Advance....................................... 28

                                      (i)

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       5.3.  Withholding Tax Exemption.......................... 29

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES..................... 30
       6.1.  Corporate Existence and Standing................... 30
       6.2.  Authorization and Validity......................... 30
       6.3.  No Conflict; Government Consent.................... 30
       6.4.  Amendments to MidAmerican Capital Agreements....... 30
       6.5.  Financial Statements .............................. 31
       6.6.  Material Adverse Change............................ 31
       6.7.  Taxes.............................................. 31
       6.8.  Litigation and Contingent Obligations.............. 31
       6.9.  Subsidiaries....................................... 31
      6.10.  ERISA.............................................. 31
      6.11.  Accuracy of Information............................ 32
      6.12.  Regulation U....................................... 32
      6.13.  Material Agreements................................ 32
      6.14.  Compliance With Laws............................... 32
      6.15.  Ownership of Properties............................ 32
      6.16.  Plan Assets; Prohibited Transactions............... 32
      6.17.  Oil and Gas Interests.............................. 33
      6.18.  Environmental Matters.............................. 33
      6.19.  Investment Company Act............................. 33
      6.20.  Public Utility Holding Company Act................. 33

ARTICLE VII.  COVENANTS......................................... 34
       7.1.  Financial Reporting................................ 34
       7.2.  Use of Proceeds.................................... 36
       7.3.  Notice of Default.................................. 36
       7.4.  Conduct of Business................................ 37
       7.5.  Taxes.............................................. 37
       7.6.  Insurance.......................................... 37
       7.7.  Compliance with Laws............................... 37
       7.8.  Maintenance of Properties.......................... 37
       7.9.  Audit of Accounts and Inspections.................. 37
      7.10.  Consolidated Tangible Net Worth.................... 38
      7.11.  Interest Coverage Ratio............................ 38
      7.12.  Dividends.......................................... 38
      7.13.  Indebtedness....................................... 39
      7.14.  Merger............................................. 39
      7.15.  Sale of Assets..................................... 39
      7.16.  Investments and Acquisitions....................... 39
      7.17.  Liens.............................................. 40
      7.18.  Affiliates......................................... 40
      7.19.  Sale of Accounts................................... 40
      7.20.  Sale and Leaseback................................. 40

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                                     (ii)
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      7.21.  No Negative Pledges................................ 40
      7.22.  Commodity Contracts and Interest Rate
             Hedging Agreements................................. 41

ARTICLE VIII.  DEFAULTS......................................... 41

ARTICLE IX.  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..... 44
       9.1.  Acceleration....................................... 44
       9.2.  Amendments......................................... 44
       9.3.  Preservation of Rights............................. 45

ARTICLE X.   GENERAL PROVISIONS................................. 45
       10.1.  Survival of Representations....................... 45
       10.2.  Governmental Regulation........................... 45
       10.3.  Taxes............................................. 45
       10.4.  Headings.......................................... 45
       10.5.  Entire Agreement.................................. 45
       10.6.  Several Obligations; Benefits of this
               Credit Agreement................................. 46
       10.7.  Expenses.......................................... 46
       10.8.  Indemnification................................... 46
       10.9.  Numbers of Documents.............................. 47
      10.10.  Accounting........................................ 47
      10.11.  Severability of Provisions........................ 47
      10.12.  Nonliability of Lenders........................... 47
      10.13.  Confidentiality................................... 48
      10.14.  Nonreliance....................................... 48

ARTICLE XI.  THE AGENT.......................................... 48
       11.1.  Appointment; Nature of Relationship............... 48
       11.2.  Powers............................................ 48
       11.3.  General Immunity.................................. 49
       11.4.  No Responsibility for Loans, Recitals, etc........ 49
       11.5.  Action on Instructions of Lenders................. 49
       11.6.  Employment of Agents and Counsel.................. 49
       11.7.  Reliance on Documents; Counsel.................... 50
       11.8.  Agent's Reimbursement and Indemnification......... 50
       11.9.  Notice of Default................................. 50
      11.10.  Rights as a Lender................................ 50
      11.11.  Lender Credit Decision............................ 51
      11.12.  Successor Agent................................... 51
      11.13.  Agent's Fee....................................... 51

ARTICLE XII.  SETOFF; RATABLE PAYMENTS.......................... 52
      12.1.   Setoff............................................ 52
      12.2.   Ratable Payments.................................. 52

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                                     (iii)
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 ARTICLE XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS;
                PARTICIPATIONS.................................. 52
      13.1.  Successors and Assigns............................. 52
      13.2.  Participations..................................... 53
             13.2.1. Permitted Participants; Effect............. 53
             13.2.2. Voting Rights.............................. 53
             13.2.3. Benefit of Setoff.......................... 53
      13.3.  Assignments........................................ 54
             13.3.1. Permitted Assignments...................... 54
             13.3.2. Effect; Effective Date..................... 54
      13.4.  Dissemination of Information....................... 55
      13.5.  Tax Treatment...................................... 55

ARTICLE XIV.  NOTICES........................................... 55
      14.1.  Notices............................................ 55
      14.2.  Change of Address.................................. 55

ARTICLE XV.  COUNTERPARTS....................................... 55

ARTICLE XVI.  CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF
             JURY TRIAL......................................... 56
      16.1   CHOICE OF LAW...................................... 56
      16.2.  CONSENT TO JURISDICTION............................ 56
      16.3.  WAIVER OF JURY TRIAL............................... 56

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EXHIBIT "A" PROMISSORY NOTE
EXHIBIT "B" GUARANTY AGREEMENT
EXHIBIT "C" COMPLIANCE CERTIFICATE
EXHIBIT "D" BORROWING BASE REPORT
EXHIBIT "E-1"  FORM OF OPINION OF BORROWER'S COUNSEL
EXHIBIT "E-2"  FORM OF OPINION OF GUARANTORS' COUNSEL
EXHIBIT "F" ASSIGNMENT AGREEMENT
EXHIBIT "G" LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

                                     (iv)

                                CREDIT AGREEMENT

      This Credit Agreement, dated as of July 15, 1996 is among InterCoast Energy Company, a Delaware corporation, the Lenders from time to time party hereto and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

      As used in this Credit Agreement:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Credit Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests having ordinary voting power) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day, and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Applicable Margin" means, with respect to any Eurodollar Advance, Floating Rate Advance or payment of the commitment fee due under Section 2.5, as the case may be,

             (a) For each day which is a Control Day, the applicable percentage set forth in the table below based upon the Utilization Percentage as of the last day of the immediately preceding fiscal quarter of the Borrower:
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     ================================================================
                                              Floating
      Utilization Percentage   Eurodollar       Rate       Commitment
              ("UP")            Advance       Advance          Fee
     ================================================================
     ================================================================
     UP [GREATER THAN OR        0.750%         0.0%         0.25%
          EQUAL TO]  75%
     ----------------------------------------------------------------
     UP [GREATER THAN OR        0.600%         0.0%         0.25%
        EQUAL TO] and [LESS
        THAN] 75%
     ----------------------------------------------------------------
     UP [GREATER THAN OR        0.450%         0.0%         0.20%
        EQUAL TO] and [LESS
         THAN] 55%
     ----------------------------------------------------------------
          UP [LESS THAN] 25%    0.375%         0.0%         0.20%
     ================================================================

  and

       (b) For each day which is not a Control Day, the applicable percentage set forth in the table below based upon the Utilization Percentage as of the last day of the immediately preceding fiscal quarter of the Borrower:

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     =============================================================
                                            Floating
      Utilization Percentage   Eurodollar     Rate     Commitment
              ("UP")            Advance     Advance        Fee
     =============================================================

     UP [GREATER THAN OR       1.000%       0.0%         0.30%
         EQUAL TO] 75%
     UP [GREATER THAN OR       0.750%       0.0%         0.25%
         EQUAL TO] 55% and
        [LESS THAN] 75%
     UP [GREATER THAN OR       0.625%       0.0%         0.20%
         EQUAL TO] 25% and
        [LESS THAN]55%
     UP [LESS THAN] 25%        0.500%       0.0%         0.20%
     =============================================================

       "Arranger" means First Chicago Capital Markets, Inc. and its successors.

       "Article" means an article of this Credit Agreement unless another document is specifically referenced.

      "Authorized Officer" means any Executive Officer and any of the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller or the Secretary of the Borrower, acting singly.

      "Available Borrowing Base" means, at any date of determination, (i) the Borrowing Base as of such date, minus (ii) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than the Advances) outstanding on such date.

      "Bankruptcy Code" means Title 11, United States Code, Sections 1 et seq., as the same may have been and may hereafter be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

      "Borrower" means InterCoast Energy Company, a Delaware corporation, and its successors and assigns.

      "Borrowing Base" means (i) at any date of determination prior to the earlier of (A) the first date on which a public offering of the Borrower's common stock is consummated, and (B) the first anniversary of the Closing Date, an amount equal to the sum of (1) 80% of the Eligible Accounts on such date, plus (2) the Oil and Gas Borrowing Base as of such date, and (ii) at any date of determination on or after the earlier of (A) the first date on which a public offering of the Borrower's common stock is consummated, and (B) the first anniversary of the Closing Date, the Oil and Gas Borrowing Base as of such date.

      "Borrowing Base Report" means at any date of determination prior to the earlier of (A) the first date on which a public offering of the Borrower's common stock is consummated, and (B) the first anniversary of the Closing Date, a report furnished to the Agent by the Borrowers from time to time in substantially the form attached hereto as Exhibit "D" (or in such other form as the Agent may approve from time to time) which certifies the amount of the Available Borrowing Base and each component thereof as of the date of such report.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.9.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

      "Closing Date" means the Business Day which shall not be later than August 15, 1996 on which (i) the Borrower, the Agent and the Lenders have executed and delivered this Credit Agreement, and (ii) all of the conditions precedent set forth in Section 5.1 shall have been satisfied.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Commitment Percentage" means at any date of determination for any Lender, 100% times a fraction, the numerator of which equals such Lender's Commitment as of such date and the denominator of which equals the Aggregate Commitment as of such date.

      "Commodity Contract" means any agreement, device or arrangement providing for payments to or by any party thereto which are related to current market or forward prices of Hydrocarbons, electric power or any other commodity, including, but not limited to, single delivery or installment contracts for the purchase or sale of Hydrocarbons, electric power or any other commodity, futures contracts and commodity swaps, puts and warrants with respect to Hydrocarbons, electric power or any other commodity.

      "Condemnation" is defined in Section 8.8.

      "Consolidated EBITDA" means for any period (i) Consolidated Pre-Tax Income for such period, plus (ii) Consolidated Interest Expense for such period, plus
(iii) for any period (but not for any other period) which begins or ends on or includes the Tax Separation Date, the Consolidated Tax Benefits for such period, plus (iv) the consolidated depreciation and amortization expense of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

      "Consolidated Interest Expense" means (i) for any period ending on or before September 30, 1996, (A) the consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, minus (B) the aggregate amount included in such consolidated interest expense for such period with respect to Indebtedness for borrowed money of the Borrower and its Subsidiaries which was paid before the end of such period out of the proceeds of either an initial public offering of the Borrower's common stock or Advances made hereunder, and (ii) for any period ending after September 30, 1996, the consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

      "Consolidated Net Income" means for any period, the consolidated net income or loss (exclusive of any non-recurring, non-cash gains or losses) of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

      "Consolidated Pre-Tax Income" means for any period, the consolidated earnings (exclusive of any non-recurring, non-cash gains or losses) before provision for taxes in respect of, or measured by, income or excess profits of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

      "Consolidated Tangible Net Worth" means at any date the consolidated stockholder's equity of the Borrower and its consolidated Subsidiaries, less their Intangible Assets, all determined in accordance with generally accepted accounting principles as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such stockholder's equity reduced by the income tax effect which will occur upon any reduction of such assets) of all writeups in the book value of any asset (other than Financial Securities) owned by the Borrower or any of its consolidated Subsidiaries and all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization or developmental expense. For purposes of this definition, oil and gas assets will be valued based upon the average prices used in the ceiling test calculation computed in accordance with Securities and Exchange Commission Regulation S-X, Rule 4-10, as amended from time to time, for the four most recent quarters escalated at 2.5% annually into the future.

      "Consolidated Tax Benefits" means for any period which begins or ends on or includes the Tax Separation Date, the amount shown on the Borrower's consolidated income statement for such period as "Provision for Income Taxes" provided that such amount shall be included in Consolidated Tax Benefits only to the extent that it represents an addition to income before the provision for income taxes in the determination of net income and was actually received in cash by the Borrower from the Parent in respect of consolidated tax savings.

      "Control Day" means any day on which the Parent owns directly or indirectly more than 50% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "Conversion/Continuation Notice" is defined in Section 2.10.

      "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

      "CPEX" means Continental Power Exchange, Inc., a Delaware corporation.

      "Credit Agreement" means this credit agreement, as it may be amended, supplemented or otherwise modified and in effect from time to time.

      "Default" means an event described in Article VIII.

      "Eligible Accounts" means, at any date of determination, the aggregate amount of all enforceable accounts receivable of the Eligible Obligors that are acceptable to the Agent in its sole discretion and each of which satisfies all of the following conditions: (i) results from the sale and delivery to or for the account of the account debtor of Hydrocarbons in which an Eligible Obligor has an interest or which are subject to a production payment reserved by or payable to an Eligible Obligor; (ii) to the Borrower's knowledge after due inquiry, has been earned by full performance on the part of the operator of the well or wells which produced the Hydrocarbons the sale of which gave rise to such account receivable; (iii) if the Eligible Obligor to which such account receivable is payable does not in accordance with generally accepted accounting principles and such Eligible Obligor's ordinary business and accounting practice issue an invoice with respect to such account receivable (such an account receivable being hereinafter referred to as an "Accrual Account"), (A) the amount of such Accrual Account has been accrued on the books of such Eligible Obligor in accordance with generally accepted accounting principles and such Eligible Obligor's ordinary business and accounting practice within 30 days after the last date on which the Hydrocarbons the sale of which gave rise to such Accrual Account were delivered to the account debtor, and (B) such Accrual Account has been outstanding for not more than 90 days after the date on which such Accrual Account was so accrued on the books of such Eligible Obligor; (iv) if such account receivable is not an Accrual Account, (A) the amount of such account receivable has been included in an invoice issued to the account debtor by an Eligible Obligor within 30 days after the last date on which Hydrocarbons covered by such invoice were delivered to the account debtor, (B) such account receivable has been outstanding for not more than 90 days after the date of the applicable invoice, (C) such account receivable is evidenced by a writing, and (D) pursuant to the terms of such writing such account receivable is due within 30 days of the date of the applicable invoice; (v) is not subject to any Lien other than an Excepted Lien; (vi) represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Eligible Obligor or, to the Borrower's knowledge after due inquiry, the operator or the well or wells which produced the Hydrocarbons the sale of which gave rise to such account receivable or any other Person to make such account receivable payable by the account debtor; (vii) the Hydrocarbons which gave rise to such account receivable were delivered on an absolute sale basis and not on consignment, a sell or return basis, or on the basis of any similar understanding; (viii) the Hydrocarbons giving rise to such account receivable were not, at the time of sale thereof, subject to any Lien other than an Excepted Lien; (ix) is not subject to any legally valid provision prohibiting assignment or requiring notice of or consent to such assignment; (x) is not subject to setoff (whether or not such setoff has actually been asserted and whether or not any notice of an assignment of such account receivable to the Agent or the Lenders has been given to or received by the account debtor), counterclaim, defense, allowance, dispute, or adjustment other than (A) normal discounts for prompt payment, and
(B) only in the case of Accrual Accounts, potential setoffs by the operator of the well or wells which produced the Hydrocarbons the sale of which gave rise to such Accrual Account for amounts payable by the Eligible Obligor having an interest in such well or wells under the operating agreement governing such well or wells for the expenses of operating such well or wells; (xi) the Hydrocarbons which gave rise to such account receivable have not been returned, rejected, repossessed, lost, or damaged; (xii) has arisen in the ordinary course of business of the Eligible Obligor; (xiii) for which no notice of bankruptcy, insolvency, or financial difficulty of the account debtor shall have been received or be anticipated by the Eligible Obligor or the Agent; (xiv) is not evidenced by chattel paper or an instrument of any kind; (xv) is owed by a Person that is a citizen of or organized under the laws of the United States, any state thereof or Canada or any province thereof and is not owed by any Person located outside of the United States or Canada; (xvi) is not owed by any Eligible Obligor or any other Affiliate of the Borrower; and (xvii) if owed by the United States or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with); provided,
                                                                 --------
however, that notwithstanding the foregoing, (a) no account
- -------

receivable owed by an account debtor to an Eligible Obligor shall be included as an Eligible Account if more than fifty percent (50%) of the balances then outstanding on accounts receivable arising pursuant to the sale, gathering or transportation of Hydrocarbons by any Eligible Obligor owed by such account debtor to any Eligible Obligor have remained unpaid for more than 90 days after the date of the applicable invoice, (b) no account receivable which, when aggregated with all other accounts receivable from such account debtor to the Eligible Obligors, constitutes more than ten percent (10%) of the aggregate of all accounts receivable of the Eligible Obligors shall be an Eligible Account, and (c) the amount of any Eligible Accounts owed by an account debtor to any Eligible Obligor shall be reduced by (1) the amount of all "contra accounts" and other obligations owed by any Eligible Obligor or other Affiliate of the Borrower to such account debtor, and
(2) the amount of all payables due to the operator of the well or wells which produced the Hydrocarbons the sale of which gave rise to such Eligible Accounts owing by any Eligible Obligor or other Affiliate of the Borrower under the operating agreement governing such well or wells for the expenses of operating such well or wells.

      "Eligible Obligor" means any Obligor other than CPEX.

      "Engineering Report" means (i) the Summary Projection of Reserves and Revenues as of January 1, 1996 prepared by Netherland, Sewell & Associates, Inc. with respect to the Oil and Gas Interests of the Obligors which was previously delivered to the Lenders, and (ii) a reserve report delivered pursuant to
Section 4.2, Section 5.1(vi), Section 7.1(x), Section 7.1(xi) or Section
7.1(xii).

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

      "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for each day during the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the

Applicable Margin for such day. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

  "Excepted Liens" means with respect to any Property of any Person (i) Liens for taxes, assessments or governmental charges or levies on such Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books, (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of the Oil and Gas Interests of such person and related facilities and assets which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books,
(iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in its business, (v) rights of a common owner of any interest in Property held by such Person, and (vi) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration, development or operation of, or production from, Oil and Gas Interests of such Person incurred in the ordinary course of business.

  "Executive Officer" means any of the Chairman, the President or any Vice President of the Borrower, acting singly.

  "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

  "Financial Securities" means and includes cash deposits with financial institutions, obligations of the U.S. Government, obligations guaranteed by the United States or agencies of the United States, securities issued and guaranteed by a financial institution, money market instruments, commercial paper, preferred (or preference) stock, common stock or bonds traded on an exchange or the over-the-counter market and any funds or managed programs that include but are not limited to such securities, and similar securities, the values of which shall be determined in accordance with generally accepted accounting principles.

  "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

  "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

  "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

  "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

  "Guarantors" means InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, CPEX, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, InterCoast Trade & Resources Inc., a Delaware corporation, and each other Subsidiary of the Borrower which may from time to time become a Guarantor party to the Guaranty Agreement pursuant to Article VIII thereof by satisfying each of the conditions precedent set forth in said Article VIII of the Guaranty Agreement with respect to it, and "Guarantor" means any one of the Guarantors.

  "Guaranty Agreement" means a Guaranty Agreement in substantially the form of Exhibit "B" hereto among the Agent and the Guarantors, as it may be amended, supplemented or otherwise modified and in effect from time to time.

  "Guaranty Default" means an event described in Article IV of the Guaranty Agreement.

  "Guaranty Obligation" of a Person means any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such indebtedness or obligation or any property constituting security therefor; (ii) to advance or supply funds (A) for the purchase or payment of such indebtedness or obligation, or (B) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation, or (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

  "Hydrocarbon Marketing Companies" means those Subsidiaries of the Borrower engaged in the business of marketing Hydrocarbons.

  "Hydrocarbons" means all oil, natural gas, casinghead gas, drip gasoline, natural gas condensates and all other liquid or gaseous hydrocarbons.

  "Indebtedness" means, with respect to any Person, at any time, without duplication, (i) its liabilities for borrowed money; (ii) its liabilities for the deferred purchased price of property acquired by it (including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), (iii) the liabilities (excluding deferred taxes) appearing on its balance sheet in accordance with Agreement Accounting Principles in respect of Capital Lease Obligations, (iv) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (even if it has not assumed or otherwise become liable for such liabilities), (v) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (vi) its obligations which are evidenced by notes, acceptances, or similar financial instruments, and (vii) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (i) through (vi) hereof of any other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall not include accounts payable or obligations to provide goods or services, or guaranties thereof, arising in the ordinary course of business and payable on terms customary in the trade.

  "Interest Period" means, with respect to a Eurodollar Advance, (i) through and including the date which is four weeks after the Closing Date, a Weekly Interest Period commencing on a Business Day on or before the date which is three weeks after the Closing Date selected by the Borrower pursuant to this Credit Agreement, and (ii) a Monthly Interest Period commencing on a Business Day selected by the Borrower pursuant to this Credit Agreement.

  "Interest Rate Hedging Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations in interest rates, exchange rates or forward interest rates or exchange rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, interest rate or currency futures, and forward rate currency or interest rate options, puts and warrants.

  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

  "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

  "Lenders" means the lending institutions listed on the signature pages of this Credit Agreement and their respective successors and assigns.

  "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

  "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

  "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

  "Loan Documents" means this Credit Agreement and the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

  "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Obligors and their respective Subsidiaries taken as a whole,
(ii) the ability of the Borrower to perform its obligations under the Transaction Documents to which it is a party, or (iii) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agent or the Lenders thereunder.

  "Money Market Investments" means and includes (i) commercial paper with a rating, at the time of purchase, of 'P-2' (or higher) according to Moody's Investors Service, Inc. or 'A-2' (or higher) according to Standard & Poor's Ratings Group or a comparable ratings according to Duff & Phelps, Inc., (ii) certificates of deposit maturing within one year of the date of purchase, repurchase agreements having a term of one year or less with respect to obligations of the United States government or any agency thereof that are backed by the full faith and credit of the United

States, or obligations fully guaranteed by the United States government (which guaranties are backed by the full faith and credit of the United States), bankers acceptances maturing within one year of the date of purchase, money market accounts, demand deposits and time deposits maturing within one year with or issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $50,000,000 or having a rating, at the time as of which any determination thereof is to be made, of 'P-2' (or higher) according to Moody's Investors Service, Inc. or 'A-2' (or higher) according to Standard & Poor's Ratings Group or a comparable rating according to Duff & Phelps, Inc., (iii) obligations of the United States government or any agency thereof that are backed by the full faith and credit of the United States, and obligations fully guaranteed by the United States government (which guaranties are backed by the full faith and credit of the United States), provided that such obligations
                                             --------
mature within one year from the date of purchase, and (iv) mutual funds all of the assets of which are included within one of the types of investments referred to in clause (i), (ii) or (iii) of this definition.

  "Monthly Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Credit Agreement. Such Monthly Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Monthly Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Monthly Interest Period would otherwise end on a day which is not a Business Day, such Monthly Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Monthly Interest Period shall end on the immediately preceding Business Day.

  "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

  "Net Mark-to-Market Exposure" of a Person means, as of any date of determination with respect to Commodity Contracts covering a specified commodity, the excess (if any) of all Unrealized Losses over all Unrealized Profits of such Person arising from Commodity Contracts covering the specified commodity. "Unrealized Losses" means, with respect to any particular Commodity Contract, the fair market value of the cost, if any, to such Person of replacing such Commodity Contract as of the date of determination (assuming such Commodity Contract was terminated as of that date), and "Unrealized Profits" means with respect to any Commodity Contract, the fair market value of the gain, if any, to such Person of replacing such Commodity Contract as of the date of determination (assuming such Commodity Contract was terminated as of that date).

     "Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

  "Notice of Assignment" is defined in Section 13.3.2.

  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

  "Obligors" means, collectively, the Borrower and the Guarantors, and "Obligor" means each of the Obligors.

  "Oil and Gas Borrowing Base" means (i) until redetermined pursuant to Section
4.2 or reduced pursuant to Section 4.3, the amount specified in Section 4.1, and
(ii) upon any redetermination of the Oil and Gas Borrowing Base pursuant to
Section 4.2, an amount equal to the value of the Oil and Gas Borrowing Base Properties determined by the Agent and approved by Lenders constituting the Required Lenders in its and their sole discretion pursuant to Section 4.2 based on the customary and standard practices for lending to oil and gas companies of the Agent and each Lender, including, without limitation, the standard engineering, economic and oil and gas lending criteria of the Agent and each Lender, and it is acknowledged and agreed that such customary and standard practices for lending to oil and gas companies, including, without limitation, such standard engineering, economic and oil and gas lending criteria, shall be determined by the Agent and each Lender, as the case may be, in its sole discretion, and any such determination shall be conclusive and binding.

  "Oil and Gas Borrowing Base Properties" means, at any particular time, the Oil and Gas Interests then owned by any of the Obligors other than CPEX which (i) are free and clear of all Liens other than Excepted Liens, and (ii) were evaluated in the Engineering Reports used for the most recent redetermination of the Oil and Gas Borrowing Base.

  "Oil and Gas Interests" means all leasehold interests, mineral fee interests, overriding royalty and royalty interests, net revenue and net working interests, production payments and all other rights and interests relating to Hydrocarbons, including, without limitation, all Hydrocarbon reserves.

  "Parent" means (i) MidAmerican Energy Company, an Iowa corporation, and its successors and assigns ("MidAmerican Energy"), (ii) any Person which owns or controls, directly or indirectly through one or more of its Subsidiaries, more than 50% of the outstanding securities having ordinary voting power of MidAmerican Energy or any Person which acquires a majority of the assets of MidAmerican

Energy, and (iii) any Person which acquires a majority of the assets of MidAmerican Energy.

  "Participants" is defined in Section 13.2.1.

  "Payment Date" means the last day of each March, June, September and December hereafter.

  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

  "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

  "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any member of the Controlled Group may have any liability.

  "Power Marketing Companies" means those Subsidiaries of the Borrower engaged in the business of marketing electric power.

  "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

  "Purchasers" is defined in Section 13.3.1.

  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

  "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

  "Required Lenders" means Lenders in the aggregate having at least 66% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66% of the aggregate unpaid principal amount of the outstanding Advances.

  "Reserve Requirement" means, with respect to a Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

  "Section" means a numbered section of this Credit Agreement, unless another document is specifically referenced.

  "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

  "Substantial Portion" means, as of any date with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown on the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the most recently ended calendar month, or (ii) is responsible for more than 10% of the aggregate net revenue or of the consolidated net income of the Borrower and its Subsidiaries as reflected in a consolidated income statement of the Borrower and its Subsidiaries for the twelve month period ending on the last day of the most recently ended calendar month.

  "Tax Separation Date" means the first day hereafter on which the Borrower is not eligible under the Internal Revenue Code to be included on the consolidated federal income tax return of the Parent and its Subsidiaries.

  "Termination Date" means July 31, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Transaction Documents" means the Loan Documents, the Guaranty Agreement and any other documents and agreements contemplated hereby and executed by any Obligor in favor of the Agent or any Lender.

  "Transferee" is defined in Section 13.4.

  "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

  "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

  "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

  "Utilization Percentage" means, as of the last day of any fiscal quarter of the Borrower, a fraction, expressed as a percentage, the numerator of which is the daily average of the aggregate principal amount of the Advances and all other Indebtedness of the Borrower and its Subsidiaries outstanding during such fiscal quarter, and the denominator of which is the daily average of the Borrowing Base during such fiscal quarter. The Utilization Percentage shall be determined by the Agent at the end of each fiscal quarter of the Borrower and shall remain in effect for the following fiscal quarter of the Borrower. Notwithstanding to above or anything else in this Credit Agreement to the contrary, upon and during the continuance of any Default, the Utilization Percentage shall be deemed to be 100%.

  "Weekly Interest Period" means, with respect to a Eurodollar Advance, a period of seven days, commencing on a Business Day selected by the Borrower pursuant to this Credit Agreement. Such Weekly Interest Period shall end on the seventh day thereafter. If an Weekly Interest Period would otherwise end on a day which is not a Business Day, such Weekly Interest Period shall end on the next succeeding Business Day.

  "Wholly-Owned Subsidiary" of a Person means any Subsidiary of such Person all of the outstanding voting securities (or other ownership interests having ordinary voting power) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II.

                                  THE CREDITS
                                  -----------

  2.1.  Commitment.  From and including the date of this Credit Agreement and
        ----------
prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Credit Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the lesser of (i) its Commitment Percentage of the Available Borrowing Base or (ii) the amount of its Commitment. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date.

  2.2.  Termination; Required Payments.  The Commitments to lend hereunder shall
        ------------------------------
expire on the Termination Date, and all outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Termination Date.

  2.3.  Ratable Loans.  Each Advance hereunder shall consist of Loans made from
        -------------
the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

  2.4.  Types of Advances.  The Advances may be Floating Rate Advances or
        -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

  2.5.  Commitment Fee; Reductions in Aggregate Commitment.  The Borrower agrees
        --------------------------------------------------
to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Applicable Margin on the daily average unborrowed portion of such Lender's Commitment from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least ten Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

  2.6.  Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the
        ------------------------------
minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

   2.7.  Optional Principal Payments.  The Borrower may from time to time pay,
         ---------------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, without penalty or premium other than as provided for in Section 3.4, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Rate Advances upon two Business Days' prior notice to the Agent. Upon any prepayment of a Eurodollar Advance pursuant to this Section 2.7, the Borrower shall also pay all amounts, if any, due in connection with such prepayment pursuant to Section 3.4.

   2.8.  Mandatory Principal Payments.
         ----------------------------

 2.8.1.  Borrowing Base Deficiency.  If at any time the Agent determines that
         -------------------------
the aggregate principal amount of the outstanding Advances exceeds the Available Borrowing Base, the Borrower shall with in sixty (60) days after notice of such excess either (i) prepay the Advances in an amount equal to such excess, or (ii) request a redetermination of the Oil and Gas Borrowing Base pursuant to clause
(iv) of Section 4.2 and demonstrate ownership of Oil and Gas Interests which the Agent and the Required Lenders determine in their sole discretion will so increase the Oil and Gas Borrowing Base that, after giving effect to such increase and any subsequent prepayment of the Advances, the aggregate principal amount of the outstanding Advances does not exceed the Available Borrowing Base.

 2.8.2.  Sale of Oil and Gas Interests.  If on any date (a "Receipt Date") on
         -----------------------------
which the Borrower or any other Obligor receives any proceeds of any sale or other disposition of any Oil and Gas Interests owned by the Borrower or any other Obligor (other than a sale in the ordinary course of business of Hydrocarbons produced from any such Oil and Gas Interests) the aggregate net proceeds (net only of reasonable and customary cost of such sale or other disposition) of all sales or other dispositions of Oil and Gas Interests owned by the Borrower or any of the other Obligors (other than a sale in the ordinary course of business of Hydrocarbons produced from any such Oil and Gas Interests) received by the Borrower and the other Obligors on or within one year prior to the Receipt Date exceeds $5,000,000, the Borrower shall on such date prepay the Advances in an amount equal to the excess if any, of all such net proceeds received on or within one year of the Receipt Date over $5,000,000 minus the aggregate amount of all previous prepayments of the Advances made pursuant to this Section 2.8.2 within one year of the Receipt Date.

 2.8.3.  Prepayment of Eurodollar Advances.  Upon any prepayment of a
         ---------------------------------
Eurodollar Advance pursuant to this Section 2.8, the Borrower shall also pay all amounts, if any, due in connection with such prepayment pursuant to Section 3.4.

   2.9. Method of Selecting Types and Interest Periods for New Advances.  The
        ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 9:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (i) the Borrowing Date, which shall be a Business Day, of such Advance,

       (ii)   the aggregate amount of such Advance,

       (iii)  the Type of Advance selected, and

       (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

   2.10.  Conversion and Continuation of Outstanding Advances.  Floating Rate
          ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of
Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

       (i) the requested date which shall be a Business Day, of such conversion or continuation,

        (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

        (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

   2.11. Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear
         ------------------------------
interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.10, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Termination Date.

  2.12.  Rates Applicable After Default.  Notwithstanding anything to the
         ------------------------------
contrary contained herein, at any time and from time to time during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), (i) declare that no Advance may be made as, converted into or continued as a Eurodollar Advance, and/or (ii) declare that (A) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (B) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum. If any Advance is not paid at maturity, whether by acceleration or otherwise, such Advance shall be automatically converted into a Floating Rate Advance and shall thereafter bear interest at a rate per annum equal to the Floating Rate plus 2% per annum.

  2.13.  Method of Payment.  All payments of the Obligations hereunder shall be
         -----------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to

Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

  2.14.  Notes; Telephonic Notices.  Each Lender is hereby authorized to record
         -------------------------
the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

  2.15.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
         ----------------------------------------------
each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and all commitment fees due under Section 2.5 shall be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest on Floating Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365, or, when appropriate, 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

  2.16.  Notification of Advances, Interest Rates, Prepayments and Commitment
         --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
- ----------
of the contents of each Aggregate Commitment reduction notice, Borrowing

Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

  2.17.  Lending Installations.  Each Lender may book its Loans at any Lending
         ---------------------
Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Credit Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

  2.18.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender, as
         ---------------------------------
the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate that would have been applicable hereunder to the Loan that would have been made by the applicable Lender had the Agent's assumption that such Lender would make such Loan been correct.

                                  ARTICLE III.
                            CHANGE IN CIRCUMSTANCES
                            -----------------------

  3.1.  Yield Protection.  If any law or any governmental or quasi-governmental
        ----------------
rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

       (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation by any jurisdiction in which such Lender or such applicable Lending Installation is located), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

      3.2.  Changes in Capital Adequacy Regulations.  If a Lender determines the
            ---------------------------------------
amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Credit Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Credit Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Credit Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Credit Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Credit Agreement.

      3.3.  Availability of Types of Advances.  If any Lender determines that
            ---------------------------------
maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of Eurodollar Advances to be made after the date of any such determination and require any outstanding Eurodollar Advances to be repaid. If the Required Lenders determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the Eurodollar Advances to be made after the date of any such determination. If the Required Lenders determine that an interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making a Eurodollar Advance, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the Eurodollar Advances to be made after the date of any such determination.

  3.4.  Funding Indemnification.  If any payment of a Eurodollar Advance occurs
        -----------------------
on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

  3.5.  Lender Statements; Survival of Indemnity. To the extent reasonably
        ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 3.1 or Section 3.2 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, Section 3.2 or Section 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under Section 3.1, Section 3.2 or Section 3.4 in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Credit Agreement.

                                  ARTICLE IV.
                           OIL AND GAS BORROWING BASE
                           --------------------------

  4.1.  Initial Oil and Gas Borrowing Base.  Until redetermined pursuant to
        ----------------------------------
Section 4.2 or reduced pursuant to Section 4.3, the Oil and Gas Borrowing Base shall be $81,000,000.

  4.2.  Determination of the Oil and Gas Borrowing Base.  The Oil and Gas
        -----------------------------------------------
Borrowing Base will be redetermined (i) promptly after receipt of the reserve report referred to in Section 7.1(x), (ii) promptly after receipt of the reserve report referred to in Section 7.1(xi), (iii) upon the request of the Required Lenders, (iv) upon the request of the Borrower, and (v) promptly after any sale or other disposition of any substantial portion of the Oil and Gas Interests of the Obligors; provided, however, that (A) the Required Lenders may not request a redetermination of the Oil and Gas Borrowing Base pursuant to clause (iii) of this Section 4.2 more than two times in any twelve month period, (B) the Borrower may not request a redetermination of the Oil and Gas Borrowing Base pursuant to clause (iv) of this Section 4.2 more than two times in any twelve month period, and (C) no redetermination of the Oil and Gas Borrowing Base shall be made pursuant to either clause (iv) or clause (v) of this Section 4.2 until the Borrower shall have delivered to the Agent with sufficient copies for all of the Lenders an updated reserve report with respect to the Oil and Gas Interests of the Obligors prepared by an independent engineering firm of recognized national standing acceptable to the Required Lenders in accordance with accepted industry practices and otherwise acceptable in form and substance to the Required Lenders. Any redetermination of the Oil and Gas Borrowing Base shall be made initially by the Agent and submitted to the Lenders. The redetermined Oil and Gas Borrowing Base shall then be effective when approved by the Required Lenders.

  4.3.  Reduction Upon Sale of Oil and Gas Interests.  Upon receipt by the
        --------------------------------------------
Borrower or any of the other Obligors of any proceeds of any sale or other disposition of any Oil and Gas interests owned by the Borrower or any of the other Obligors (other than a sale in the ordinary course of business of Hydrocarbons produced from any such Oil and Gas Interests), the amount of the Oil and Gas Borrowing Base then in effect pursuant to Section 4.1 or 4.2 shall be automatically reduced by the aggregate net proceeds (net only of reasonable and customary cost of such sale or other disposition) received by the Borrower and the other Obligors as a result of such sale or other disposition, and such reduced Oil and Gas Borrowing Base shall remain in effect until the Oil and Gas Borrowing Base is redetermined pursuant to Section 4.2 or further reduced pursuant to this Section 4.3.

                                   ARTICLE V.
                CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION
                -----------------------------------------------

  5.1.  Initial Advance.  The Lenders shall not be required to make the initial
        ---------------
Advance hereunder unless on the date that the Borrower and the Lenders signed this Credit Agreement the Borrower paid the Arranger all fees due to the Arranger under that certain letter agreement among InterCoast Energy Company, First Chicago and the Arranger dated May 24, 1996 and paid the Agent all fees then due to the Agent pursuant to Section 11.13, and on the Closing Date the Borrower shall have furnished to the Agent with sufficient copies for each of the Lenders:

       (i)  Notes payable to the order of each of the Lenders.

       (ii) Evidence satisfactory to the Agent that all of the outstanding capital stock of InterCoast Power Marketing Company shall have been transferred to the Borrower.

       (iii) Evidence satisfactory to the Agent that all outstanding Indebtedness for borrowed money (other than Advances made hereunder) of the Borrower and its Subsidiaries shall have been paid with the proceeds of either an initial public offering of the Borrower's common stock or the initial Advances made hereunder.

       (iv) Copies of a consolidated unaudited balance sheet for the Borrower and its Subsidiaries as at May 31, 1996 and a consolidated unaudited profit and loss statement for the Borrower and its Subsidiaries for such month and year to date, all certified by an Executive Officer.

       (v)  A Borrowing Base Report dated May 31, 1996.

       (vi) A summary of the invoiced accounts receivable of each Obligor, in each case aged in thirty (30) day intervals, as of May 31, 1996.

       (vii) A report detailing all collections on the accounts receivable of each Obligor for May of 1996.

       (viii) The Guaranty Agreement duly executed and delivered by each of the Guarantors.

       (ix) A certificate, signed by an Executive Officer, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

       (x)  Copies of all of the following with respect to the Borrower:

              (A) Its certificate or articles of incorporation, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation.

              (B) Certificate of good standing for it from the appropriate governmental officer in its jurisdiction of incorporation.

              (C) Its By-Laws, certified by its Secretary or one of its Assistant Secretaries.

              (D) Resolutions of its Board of Directors authorizing the execution of the Loan Documents, certified by its Secretary or one of its Assistant Secretaries .

              (E) An incumbency certificate, executed by its Secretary or one of its Assistant Secretaries, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

       (xi) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "E-1" hereto.

       (xii) Copies of all of the following with respect to each Guarantor:

              (A) Its certificate or articles of incorporation, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation.

              (B) Certificate of good standing for it from the appropriate governmental officer in its jurisdiction of incorporation.

              (C) Its By-Laws, certified by its Secretary or one of its Assistant Secretaries.

              (D) Resolutions of its Board of Directors authorizing the execution of the Guaranty Agreement, certified by its Secretary or one of its Assistant Secretaries.

              (E) An incumbency certificate, executed by its Secretary or one of its Assistant Secretaries, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign the Guaranty Agreement, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the such Guarantor.

       (xiii) A written opinion of counsel to the Guarantors, addressed to the Lenders in substantially the form of Exhibit "E-2" hereto.

       (xiv) Written money transfer instructions, in substantially the form of Exhibit "G" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

       (xv) Such other documents as any Lender or its counsel may have reasonably requested.

    5.2.  Each Advance.  The Lenders shall not be required to make any Advance
          ------------
(other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

       (i)   There exists no Default or Unmatured Default.

       (ii) The representations and warranties contained in Article VI are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

       (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "C" hereto as a condition to making an Advance.

     5.3.  Withholding Tax Exemption. At least five Business Days prior to the
           -------------------------
first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      The Borrower represents and warrants to the Lenders as of the Closing Date and each Borrowing Date that:

      6.1.   Corporate Existence and Standing.  Each of the Borrower and its
             --------------------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.2.   Authorization and Validity. The Borrower has the corporate power
             --------------------------
and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      6.3.   No Conflict; Government Consent.  Neither the execution and deliver
             -------------------------------
by any Obligor of the Transaction Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

      6.4.   Amendments to MidAmerican Capital Agreements. All agreements
             --------------------------------------------
governing Indebtedness of MidAmerican Capital Company, a Delaware corporation, or any of its Subsidiaries have been amended or otherwise modified so that neither the execution and delivery by any Obligor of the Transaction Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any provisions of any such agreement, or conflict with or constitute a default thereunder.

      6.5.   Financial Statements.  The consolidated financial statements of the
             --------------------
Borrower and its Subsidiaries included in the preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996 and the consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 5.1(iv) were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      6.6.   Material Adverse Change.  Since the date of the December 31, 1995
             -----------------------
consolidated financial statements of the Borrower and its Subsidiaries included in the preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could have a Material Adverse Effect.

      6.7.  Taxes.  The Borrower and its Subsidiaries have filed all United
             -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      6.8.   Litigation and Contingent Obligations. Except as specifically
             -------------------------------------
disclosed in the preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or the Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.5.

      6.9.   Subsidiaries.  All of the issued and outstanding shares of capital
             ------------
stock of each Subsidiary of the Borrower have been duly authorized and issued and are fully paid and non-assessable.

      6.10.  ERISA.  No accumulated funding deficiency (as defined in Section
             -----
302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the

PBGC has been or is expected by any of the Obligors to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower or any other member of the Controlled Group which might result in a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which might result in a Material Adverse Effect.

  6.11.  Accuracy of Information.  No information, exhibit or report furnished
         -----------------------
by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

  6.12.  Regulation U.  Margin stock (as defined in Regulation U) constitutes
         ------------
less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

  6.13.  Material Agreements.  Neither the Borrower nor any of its Subsidiaries
         -------------------
is a party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

  6.14.  Compliance With Laws.  The Borrower and its Subsidiaries have complied
         --------------------
with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to so comply that could not have a Material Adverse Effect.

  6.15.  Ownership of Properties.  Except as specifically disclosed in the
         -----------------------
preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996, each of the Borrower and its Subsidiaries has good title, free of all Liens other than those permitted by Section 7.17, to all of the Property and assets reflected in the financial statements as owned by it.

  6.16.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
         ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Internal Revenue Code); neither the execution of this Credit Agreement nor the making of Loans hereunder will give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and "benefit plan investors" (as defined in 29 C.F.R. (S) 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrower.

  6.17.  Oil and Gas Interests.  Except as specifically disclosed in the
         ---------------------
preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996 all wells operated by the Borrower or any other Obligor or any Subsidiary of the Borrower or any other Obligor, and, to the best of the knowledge of the Borrower, the other Obligors and the Subsidiaries of the Borrower and the other Obligors, all other wells in which the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor has an interest, have been drilled, operated, shut-in, abandoned or suspended in accordance with good oil and gas field practices and in compliance with all applicable laws, permits, statutes, orders, licenses, rules and regulations, except where the failure of any such action or condition could not have a Material Adverse Effect. Except as specifically disclosed in the preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996, all leases with respect to any Oil and Gas Interests owned by the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor are in good standing and are in full force and effect, all royalties, rents, taxes, assessments and other payments thereunder or with respect thereto have been properly and timely paid and all conditions necessary to keep such leases in full force have been fully performed, including, without limitation, any condition to maintain continuous production or other activity with respect thereto, except where the failure of any such action or condition could not have a Material Adverse Effect.

  6.18.  Environmental Matters.   Neither the Borrower nor any of its
         ---------------------
Subsidiaries is in violation of any Environmental Laws applicable to it or its Properties except for violations which could not have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

  6.19.  Investment Company Act.  Neither the Borrower nor any of its
         ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  6.20.  Public Utility Holding Company Act.  Either one of the following
         ----------------------------------
statements is true and correct:

       (i) Neither the Parent, the Borrower, any of the Obligors nor any other Subsidiary of the Borrower is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a

     "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

       (ii) The Parent (A) is a "holding company" as such term is defined in the Holding Company Act, (B) has complied with all rules and regulations of the Holding Company Act necessary to conduct its business as presently conducted and to allow each of the Obligors to enter into and perform its respective obligations under the Transaction Documents to which it is a party, and (iii) is currently exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof, pursuant to Section 3(a)(1) of the Holding Company Act.

                                  ARTICLE VII.
                                   COVENANTS
                                   ---------

     During the term of this Credit Agreement, unless the Required Lenders shall otherwise consent in writing:

  7.1.  Financial Reporting.  The Borrower will maintain, for itself and each of
        -------------------
its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

       (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants of recognized national standing selected by the Borrower prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

       (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated, unaudited balance sheet as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Executive Officer.

       (iii) Together with the financial statements required under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "C" hereto signed by an Executive Officer showing the calculations necessary to determine compliance with this Credit Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

       (iv) Promptly upon the Borrower's becoming aware of (A) any Reportable Event, or (B) any nonexempt "prohibited transaction", as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan maintained or contributed to by or on behalf of the Borrower or any other member of the Controlled Group for employees of the Borrower or any other member of the Controlled Group or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower or such member of the Controlled Group has taken, is taking or proposes to take, or has been taken or proposed to be taken by the Internal Revenue Service or the PBGC with respect thereto.

       (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

       (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

       (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

       (viii) Promptly after receipt, copies of all title or other information received by the Borrower or any of its Subsidiaries which discloses any material defect in the title to any portion of the Oil and Gas Interests of the Borrower and the other Obligors which could reasonably be expected to have a Material Adverse Effect.

       (ix) Within fifteen (15) days after the close of each calendar month ending prior to the earlier of (A) the first date on which a public offering of the Borrower's common stock is consummated, and (B) the first anniversary of the Closing Date, a Borrowing Base Report as of the end of such month.

       (x) As soon as available and in any event no later than April 30 of each calendar year, an annual reserve report with respect to the Oil and Gas Interests of the Borrower and the other Obligors prepared as of the most recent December 31 by an independent engineering firm of recognized national standing acceptable to the Required Lenders in accordance with accepted industry practices and otherwise acceptable in form and substance to the Required Lenders.

       (xi) As soon as available and in any event no later than October 31 of each calendar year, starting October 31, 1997, an updated reserve report with respect to the Oil and Gas Interests of the Borrower and the other Obligors prepared as of the most recent June 30 by an engineer employed by the Borrower in accordance with accepted industry practices and otherwise acceptable in form and substance to the Required Lenders.

       (xii) As soon as available and in any event within 30 days after the Borrower's receipt of a written request (which request may not be given more than two times during any twelve month period) from the Required Lenders or the Agent acting on behalf of the Required Lenders, an updated reserve report with respect to the Oil and Gas Interests of the Borrower and the other Obligors prepared as of a date no more than ten days prior to the delivery of such report by an independent engineering firm of recognized national standing acceptable to the Required Lenders in accordance with accepted industry practices and otherwise acceptable in form and substance to the Required Lenders.

       (xiii) Within 30 days after the close of each of its fiscal quarters which ends prior to the earlier of (A) the first date on which a public offering of the Borrower's common stock is consummated, and (B) the first anniversary of the Closing Date, (1) a summary of the invoiced accounts receivable of each Obligor as of the end of such fiscal quarter, in each case aged in thirty (30) day intervals, and (2) a report detailing all collections on the accounts receivable of each Obligor during such fiscal quarter.

       (xiv) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     7.2.  Use of Proceeds.  The Borrower will, and will cause each of its
           ---------------
Subsidiaries to, use the proceeds of the Advances to repay outstanding Indebtedness of the Borrower and its Subsidiaries, for working capital and other general corporate purposes and to repay outstanding Advances. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
U).

      7.3.  Notice of Default.  The Borrower will, and will cause each of its
             -----------------
Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

      7.4.  Conduct of Business.  The Borrower will, and will cause each of its
            -------------------
Subsidiaries to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted except where the discontinuance of any part of its business is advantageous and could not have a Material Adverse Effect, (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation except for the dissolution of a Subsidiary of the Borrower which is advantageous and could not have a Material Adverse Effect, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the abandonment of any such authority is advantageous and could not have a Material Adverse Effect.

      7.5.   Taxes.  The Borrower will, and will cause each of its Subsidiaries
             -----
to timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles.

      7.6.   Insurance. The Borrower will, and will cause each of its
             ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

      7.7.   Compliance with Laws.  The Borrower will, and will cause each of
             --------------------
its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for any failure to so comply that could not have a Material Adverse Effect.

      7.8.  Maintenance of Properties.  The Borrower will, and will cause each
            -------------------------
of its Subsidiaries to, (i) do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, (ii) operate all wells for which the Borrower or any of its Subsidiaries is the operator in accordance with good oil and gas field practices and in compliance with all applicable laws, permits, statutes, orders, licenses, rules and regulations, and (iii) comply with all of its duties and obligations under, and take all actions to maintain, consistent with prudent oil and gas practices all leases with respect to any Oil and Gas Interests owned by the Borrower, any of the other Obligors or any Subsidiary or the Borrower or any of the other Obligors.

      7.9.   Audit of Accounts and Inspections.  The Borrower will, and will
             ---------------------------------
cause each of its Subsidiaries to, (i) at any time after August 15, 1996 when Eligible

Accounts are included in the Borrowing Base, permit the Agent to conduct an audit or examination of the accounts receivables and related records of the Obligors at such reasonable times and intervals as the Agent may designate, and
(ii) permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

  7.10.  Consolidated Tangible Net Worth.  The Borrower will at all times
         -------------------------------
maintain Consolidated Tangible Net Worth of not less than the sum of (i) $90,000,000, plus (ii) 75% of the net proceeds, if any, received by the Borrower or the Borrower's shareholders from the initial public offering of the Borrower's common stock, plus (iii) 50% of the positive Consolidated Net Income, if any, of the Borrower and its Subsidiaries for its 1996 fiscal year and each fiscal year thereafter.

  7.11.  Interest Coverage Ratio.  The Borrower will maintain a ratio of (i)
         -----------------------
Consolidated EBITDA for the Applicable Period, to (ii) Consolidated Interest Expense for the Applicable Period, of not less than 4.25 to 1.00. As used in this Section 7.11, the term "Applicable Period" means (A) until December 31, 1996, the period from and including June 1, 1996 to and including September 30, 1996, (B) on or after December 31, 1996 and prior to March 31, 1997, the period from and including June 1, 1996 to and including December 31, 1996, (C) on or after March 31, 1997 and prior to June 30, 1997, the period from and including June 1, 1996 to and including March 31, 1997, and (D) on or after June 30, 1997, the period consisting of the four most recently ended fiscal quarters of the Borrower.

  7.12.  Dividends.  The Borrower will not, nor will it permit any of its
         ---------
Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except:

       (i) any of the Borrower's Subsidiaries may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower.

       (ii) The Borrower may declare and pay cash dividends on its common stock provided that, both before and after giving effect to the declaration or payment of any such dividend, (A) there exists no Default or Unmatured Default, and (B) the aggregate amount of all dividends declared or paid by the Borrower on its common stock during any fiscal quarter of the Borrower does not exceed 25% of the Consolidated Net Income, if any, of the Borrower and its Subsidiaries for the immediately preceding fiscal quarter of the Borrower.

     7.13.   Indebtedness.  The Borrower will not, nor will it permit any of its
             ------------
Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

             (i)  The Loans.

             (ii) Obligations under or with respect to letters of credit having an aggregate face amount at any one time outstanding not in excess of (A) the Borrowing Base in effect at such time, minus (B) the aggregate principal amount of the Advances then outstanding.

      7.14.  Merger.  The Borrower will not, nor will it permit any of its
             ------
Subsidiaries to, merge or consolidate with or into any other Person, except that a Subsidiary of the Borrower may merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower.

      7.15.  Sale of Assets. The Borrower will not, nor will it permit any of
             --------------
its Subsidiaries to, lease, sell or otherwise dispose of its Property, to any other Person, except:

             (i) Sales of inventory (including, without limitation, sales of Hydrocarbons produced from the Oil and Gas Interests of the Borrower and its Subsidiaries) in the ordinary course of business.

             (ii) Sales or other dispositions of any Property of the Borrower and its Subsidiaries other than Oil and Gas Interests provided that the aggregate proceeds of all such sales and other dispositions made during any period of twelve consecutive months does not exceed $5,000,000.

             (iii) Sales or other dispositions of any Oil and Gas Interests of the Borrower and its Subsidiaries provided that the Borrower makes any prepayment of the Advances required by Section 2.8.2 as a result of any such sale.

             (iv) Sales of any of the capital stock of CPEX and sales or other dispositions by CPEX of any of its Properties provided that at the time of any such sale or other disposition CPEX does not own any Oil and Gas Interests.

      7.16.  Investments and Acquisitions.  The Borrower will not, nor will it
             ----------------------------
permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any of its Subsidiaries or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

             (i)  Money Market Instruments.

             (ii) Investments outstanding on the date hereof in Subsidiaries of the Borrower.

             (iii) Investments in Guarantors provided that each Guarantor in which an Investment is made uses the proceeds of such Investment to make expenditures necessary or appropriate for the operation of its existing lines of business.

             (iv) The $2,315,000 promissory Note dated April 12, 1996 payable to InterCoast Oil and Gas Company (formerly known as Medallion Production Company) by InterCoast Global Management, Inc.

      7.17.  Liens.  The Borrower will not, nor will it permit any of its
             -----
Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

             (i) Excepted Liens on Property of the Borrower or any of its Subsidiaries which are incurred in the ordinary course of business.

             (ii) Additional Liens not otherwise permitted by this Section 7.17 provided that the aggregate amount of the obligations of the Borrower and its Subsidiaries secured by such additional Liens does not at any time exceed $1,000,000.

      7.18.  Affiliates.  The Borrower will not, and will not permit any of its
             ----------
Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      7.19.  Sale of Accounts.  The Borrower will not, nor will it permit any
             ----------------
of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

      7.20.  Sale and Leaseback. The Borrower will not, nor will it permit any
             ------------------
of its Subsidiaries to, enter into any sale or other transfer of any of its Property with the intent to lease such Property as lessee, except for any such sales made in accordance with and permitted by the terms of Section 7.15(ii).

      7.21.  No Negative Pledges. The Borrower will not, nor will it permit any
             -------------------
of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its Property, whether now owned or hereafter acquired.

      7.22.  Commodity Contracts and Interest Rate Hedging Agreements.  The
             --------------------------------------------------------
Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Commodity Contract or Interest Rate Hedging Agreement, except:

             (i) Commodity Contracts with respect to Hydrocarbons entered into with the purpose and effect of fixing prices on Hydrocarbons reasonably expected to be produced from the Oil and Gas Interests of the Borrower and the other Obligors provided that all such Commodity Contracts taken together shall not cover for any individual period covered thereby more than the aggregate volume of Hydrocarbons reasonably expected to be produced from the Oil and Gas Interests of the Borrower and the other Obligors during such period.

             (ii) Commodity Contracts with respect to Hydrocarbons entered into in the ordinary course of the Hydrocarbon marketing business of the Hydrocarbon Marketing Companies or with the purpose and effect of reducing or eliminating the exposure of the Hydrocarbon Marketing Companies to losses caused by changes in the market prices of Hydrocarbons provided that the aggregate Net Mark-to-Market Exposure of the Borrower and the other Obligors under all such Commodity Contracts does not exceed $1,000,000.

             (iii) Commodity Contracts with respect to electric power entered into in the ordinary course of the electric power marketing business of the Power Marketing Companies or with the purpose and effect of reducing or eliminating the exposure of the Power Marketing Companies to losses caused by changes in the market prices of electric power provided that the aggregate Net Mark-to-Market Exposure of the Borrower and the other Obligors under all such Commodity Contracts does not exceed $500,000.

             (iv) Interest Rate Hedging Agreements entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of the Borrower or any of its Subsidiaries that is accruing interest at a variable rate provided that the aggregate notional amount of all such Interest Rate Hedging Agreements does not exceed the aggregate principal amount of the variable rate Indebtedness of the Borrower and its Subsidiaries outstanding at the time any such Interest Rate Hedging Agreement is entered into.

                                 ARTICLE VIII.
                                    DEFAULTS
                                    --------

      The occurrence of any one or more of the following events shall constitute a Default:

      8.1. Any representation or warranty made or deemed made by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Lenders or the Agent under or in connection with this Credit Agreement, any Loan, or any certificate or information delivered in connection with this Credit Agreement or any other Transaction Document shall be materially false on the date as of which made.

      8.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      8.3.  The breach by the Borrower of any of the terms or provisions of
Section 7.10, Section 7.11, Section 7.12, Section 7.13, Section 7.14,
Section 7.15, Section 7.16, Section 7.17, Section 7.18, Section 7.19,
Section 7.20, Section 7.21 or Section 7.22.

      8.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 8.1, Section 8.2 or Section 8.3) of any of the terms or provisions of this Credit Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender.

      8.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $2,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of any Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      8.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.7.

      8.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      8.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      8.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $2,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

      8.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $2,000,000, whether or not waived, or the Borrower or any other member of the Controlled Group shall terminate or permit the termination of any Plan in a manner which could result in the imposition of a Lien on Property of the Borrower or any other member of the Controlled Group pursuant to Section 4068 of ERISA securing an amount in excess of $2,000,000, and such amount shall remains unsatisfied for any period of 60 consecutive days without a stay of execution.

      8.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of any Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount, which when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liabilities (determined as of the date of such notification), exceeds $2,000,000, and such liability remains outstanding for any period of 60 consecutive days without a stay of execution.

      8.12. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      8.13. Any Guaranty Default shall occur and be continuing.

     8.14. The Guaranty Agreement shall cease to remain in full force and effect as a valid and binding obligation of each Guarantor, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any obligation of any Guarantor under the Guaranty Agreement, or any Guarantor denies that it has any further liability under the Guaranty Agreement, or gives notice to such effect.

                                  ARTICLE IX.
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

  9.1.  Acceleration.  If any Default described in Section 8.6 or 8.7 occurs
        ------------
with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

  9.2.  Amendments.  Subject to the provisions of this Article IX, the Required
        ----------
Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

       (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)  Reduce the percentage specified in the definition of Required
  Lenders.

       (iii) Extend the Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.8, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Credit Agreement.

        (iv)  Amend this Section 9.2.

No amendment of any provision of this Credit Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Credit Agreement.

  9.3.  Preservation of Rights.  No delay or omission of the Lenders or the
        ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE X.
                               GENERAL PROVISIONS
                               ------------------

  10.1.  Survival of Representations.  All representations and warranties of the
         ---------------------------
Borrower contained in this Credit Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

  10.2.  Governmental Regulation.  Anything contained in this Credit Agreement
         -----------------------
to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

  10.3.  Taxes.  Any taxes (excluding federal income taxes on the overall net
         -----
income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

  10.4.  Headings.  Section headings in the Loan Documents are for convenience
         --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

  10.5.  Entire Agreement.  The Loan Documents embody the entire agreement and
         ----------------
understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter referred to in Section 11.13.

  10.6.  Several Obligations; Benefits of this Credit Agreement.  The respective
         ------------------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Credit Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Credit Agreement and their respective successors and assigns.

  10.7.  Expenses.  The Borrower hereby agrees to reimburse the Agent for all
         --------
reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys fees and reasonable travel expenses and related costs), internal time charges of attorneys employed by the Agent and internal charges of the employees of the Agent or any Affiliate of the Agent conducting an audit or examination of the accounts receivables and related records of the Obligors at any time after August 15, 1996 when Eligible Accounts are included in the Borrowing Base paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Transaction Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Transaction Documents. The obligations of the Borrower under this Section 10.7 shall survive the termination of this Credit Agreement.

  10.8.  Indemnification.  The Borrower agrees to indemnify and hold harmless
         ---------------
the Agent, each Lender and their respective directors, officers and employees (each an "Indemnified Person") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not any Indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to (i) this Credit Agreement, (ii) any of the other Transaction Documents, (iii) the transactions contemplated hereby, (iv) the direct or indirect application or proposed application of the proceeds of any Loan made hereunder, (v) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance proceeding or other matter relating to any release by the Borrower or any of its Subsidiaries of any hazardous waste or substance or any violation or alleged violation of Environmental Law, or (vi) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property owned or operated by the Borrower or any of its Subsidiaries of any hazardous waste or substance regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries, except to the extent that any of the foregoing are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from (i) activities of the Indemnified Person seeking indemnification hereunder on any Property of the Borrower or any of its Subsidiaries conducted subsequent to a foreclosure on such Property by the Agent or the Lenders, or (ii) the gross negligence or willful misconduct of the Indemnified Person seeking indemnification hereunder. If and to the extent that any part of the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of the indemnified losses, claims, damages, penalties, judgments, liabilities and expenses which is permissible under applicable law. The Borrower shall be obligated to indemnify each of the Indemnified Persons pursuant to this Section 10.8 regardless of whether the Borrower or any of this Subsidiaries had knowledge of any of the facts and circumstances giving rise to any loss, claim, damage, penalty, judgment, liability or expense indemnified hereunder. The obligations of the Borrower under this Section 10.8 shall survive the termination of this Credit Agreement.

   10.9. Numbers of Documents.  All statements, notices, closing documents, and
         --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

  10.10.  Accounting.  Except as provided to the contrary herein, all accounting
          ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.

  10.11.  Severability of Provisions.  Any provision in any Loan Document that
          --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

  10.12.  Nonliability of Lenders.  The relationship between the Borrower and
          -----------------------
the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

  10.13.  Confidentiality.  Each Lender agrees to hold any confidential
          ---------------
information which it may receive from the Borrower pursuant to this Credit Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to the officers, employees, legal counsel, accountants, and other professional advisors to any Lender, any Affiliate of a Lender or any Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 13.4.

  10.14.  Nonreliance.  Each Lender hereby represents that it is not relying on
          -----------
or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                  ARTICLE XI.
                                   THE AGENT
                                   ---------

  11.1.  Appointment; Nature of Relationship.  The First National Bank of
         -----------------------------------
Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Transaction Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Credit Agreement or any other Transaction Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Credit Agreement and the other Transaction Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Credit Agreement and the other Transaction Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

  11.2.  Powers.  The Agent shall have and may exercise such powers under the
         ------
Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.

The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Transaction Documents to be taken by the Agent.

  11.3.  General Immunity.  Neither the Agent nor any of its directors,
         ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

  11.4.  No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any
         -------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor under any Transaction Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

  11.5.  Action on Instructions of Lenders.  The Agent shall in all cases be
         ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of
Notes.    The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Credit Agreement or any other Transaction Document unless it shall be requested in writing to do so by the Required Lenders or, if required by Section 9.2, all of the Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

  11.6.  Employment of Agents and Counsel.  The Agent may execute any of its
         --------------------------------
duties as Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Transaction Document.

  11.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to rely
         ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

  11.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
         -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Credit Agreement.

  11.9.  Notice of Default.  The Agent shall not be deemed to have knowledge or
         -----------------
notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Credit Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

  11.10.  Rights as a Lender.  In the event the Agent is a Lender, the Agent
          ------------------
shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Credit Agreement or any other Transaction Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

  11.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
          ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Transaction Documents.

  11.12.  Successor Agent.  The Agent may resign at any time by giving written
          ---------------
notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Transaction Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

  11.13.  Agent's Fee.  The Borrower agrees to pay to the Agent, for its own
          -----------
account, the administrative agency and engineering fees agreed to in that certain letter agreement among InterCoast Energy Company, First Chicago and the Arranger dated May 24, 1996, or as the Borrower and the Agent may otherwise agree from time to time.

                                  ARTICLE XII.
                            SETOFF; RATABLE PAYMENTS
                            ------------------------

  12.1.  Setoff.  In addition to, and without limitation of, any rights of the
         ------
Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

  12.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise, has
         ----------------
payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                 ARTICLE XIII.
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

  13.1.  Successors and Assigns.  The terms and provisions of the Transaction
         ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Transaction Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Credit Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Transaction Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

  13.2.  Participations.
         --------------

       13.2.1.  Permitted Participants; Effect.  Any Lender may, in the ordinary
                ------------------------------
     course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Transaction Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Transaction Documents, all amounts payable by the Borrower under this Credit Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Transaction Documents.

       13.2.2.  Voting Rights.  Each Lender shall retain the sole right to
                -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

       13.2.3.  Benefit of Setoff.  The Borrower agrees that each Participant
                -----------------
     shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Transaction Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Transaction Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

  13.3.  Assignments.
         -----------

         13.3.1. Permitted Assignments.  Any Lender may, in the ordinary course
                 ---------------------
  of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Transaction Documents. Such assignment shall be substantially in the form of Exhibit "F" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).
  as may be agreed to by the parties thereto. Unless a Default has   occurred
  and is continuing, the Lender making any such Assignment to a Purchaser which is not a Lender or an Affiliate thereof shall give ten Business Days' prior written notice of such Assignment to the Borrower and the Agent.

         13.3.2. Effect; Effective Date.  Upon (i) delivery to the Agent of a
                 ----------------------
  notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "F" hereto (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Transaction Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Credit Agreement and any other Transaction Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Transaction Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

  13.4.  Dissemination of Information.  The Borrower authorizes each Lender to
         ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Transaction Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries provided that each Transferee and prospective Transferee agrees to be bound by
Section 10.13 of this Credit Agreement.

  13.5.  Tax Treatment.  If any interest in any Transaction Document is
         -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.3.

                                  ARTICLE XIV.
                                    NOTICES
                                    -------

  14.1.  Notices.  Except as otherwise permitted by Section 2.14 with respect to
         -------
Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided, however, that notices to the Agent under Article II shall not be effective until received.

  14.2.  Change of Address.  The Borrower, the Agent and any Lender may each
         -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV.
                                  COUNTERPARTS
                                  ------------

  This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. This Credit Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                                 ARTICLE XVI.
          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL
          ------------------------------------------------------------

  16.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
         -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

  16.2.  CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
         -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

  16.3.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER HEREBY
         --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


         THE REMAINING PORTION OF THIS PAGE IS INTENTIONALLY LEFT BLANK

  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Credit Agreement as of the date first above written.

                                   INTERCOAST ENERGY COMPANY


                                   By: /s/ Daniel E. Lonergan
                                      ---------------------------------

                                   Printed Name: Daniel E. Lonergan
                                                -----------------------

                                   Title: Vice President - Finance
                                         ------------------------------


                                          666 Grand Avenue
                                          Des Moines, Iowa  50309
                                          Attention: Daniel E. Lonergan
                                                     Vice President-Finance
                                          Facsimile No.: 515-281-2703
  Commitments
  -----------

  $22,000,000                      THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Agent


                                   By: /s/ George R. Schanz
                                      ---------------------------------

                                   Printed Name: George R. Schanz
                                                -----------------------

                                   Title: Vice President
                                         ------------------------------

                                           One First National Plaza
                                           Chicago, Illinois  60670
                                           Attention: Energy & Minerals Division
                                           Facsimile No.: 312-732-3055


  $19,500,000                      THE BANK OF NEW YORK


                                   By: /s/ Kresten M. Bjornsson
                                      ---------------------------------

                                   Printed Name: Kresten M. Bjornsson
                                                -----------------------

                                   Title: Assistant Vice President
                                         ------------------------------

                                          One Wall Street, 19th Floor
                                          New York, New York 10286
                                          Attention: Kresten M. Bjornsson
                                                     Energy Industries Division
                                          Facsimile No.: 212-635-7923

  $19,500,000                      CIBC, INC.

                                   By: /s/ M. A. G. Corkum
                                      __________________________________

                                   Printed Name: M. A. G. Corkum
                                                ________________________

                                   Title: Director
                                         _______________________________
                                          2727 Paces Ferry Road, Suite 1200
                                          Atlanta, Georgia 30339
                                          Attention: Gary C. Gaskill
                                          Facsimile No.: 770-319-4950


  $19,500,000                      NATIONSBANK OF TEXAS N.A.

                                   By: /s/ Angela M. Klock
                                      __________________________________

                                   Printed Name: Angela M. Klock
                                                ________________________

                                   Title: Vice President
                                         _______________________________
                                          901 Main Street
                                          Dallas, Texas 75202
                                          Attention: Denise A. Smith
                                          Facsimile No.: 214-508-1285


  $19,500,000                      THE CHASE MANHATTAN BANK N.A.

                                   By: /s/ Ronald Potter
                                      __________________________________

                                   Printed Name: Ronald Potter
                                                _______________________

                                   Title: Managing Director
                                         _______________________________
                                          c/o Texas Commerce Bank
                                          2200 Ross - 3rd Floor
                                          Dallas, Texas 75201
                                          Attention: Tim Perry
                                          Facsimile No.: 214-965-2389

====================
 $100,000,000

                                  EXHIBIT "A"
                              to Credit Agreement

                                PROMISSORY NOTE

 $_________                                                      _______, 19__

      InterCoast Energy Company, a Delaware corporation (the "Borrower"), promises to pay to the order of ___________________ (the "Lender") the lesser of the principal sum of ____________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Promissory Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 15, 1996 (which, as it may be amended, supplemented or otherwise modified and in effect from time to time, is herein called the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Promissory Note, including the terms and conditions under which this Promissory Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                           INTERCOAST ENERGY COMPANY

                                           By:_______________________________

                                           Printed Name:_____________________

                                           Title:____________________________

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                 PROMISSORY NOTE OF INTERCOAST ENERGY COMPANY,
                           DATED _____________, 19__


             Principal       Maturity      Principal
             Amount of     of Interest       Amount       Unpaid
Date           Loan           Period          Paid        Balance
- -----------  -----------  --------------  ------------  -----------

                                  EXHIBIT "B"
                              to Credit Agreement

                               GUARANTY AGREEMENT

  This Guaranty Agreement dated as of July 15, 1996 is made by InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, Continental Power Exchange, Inc., a Delaware corporation, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, InterCoast Trade & Resources Inc., a Delaware corporation, and each subsidiary of InterCoast Energy Company which may from time to time become a Guarantor party hereto pursuant to Article VIII hereof (collectively, the "Guarantors") in favor of The First National Bank of Chicago, as Agent for the ratable benefit of the Lenders (as such term is defined below) pursuant to the Credit Agreement (as such term is defined below). The parties hereto agree as follows:

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, InterCoast Energy Company, a Delaware corporation (the "Borrower"), is entering into a Credit Agreement dated as of July 15, 1996 (as it may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement") among the Borrower, each of the Lenders from time to time party thereto, and The First National Bank of Chicago, as Agent for such Lenders;

  WHEREAS, it is desirable and in the best interests of the Guarantors that the Borrower be able to obtain credit under the Credit Agreement; and

  WHEREAS, it is a condition precedent to the initial extension of credit by the Lenders to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty Agreement;

     NOW, THEREFORE, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, the Agent and each of the Guarantors hereby agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

  1.1.  Credit Agreement Definitions.  Unless the context shall otherwise
        ----------------------------
require, all terms used herein which are defined in the Credit Agreement and not defined in Section 1.2 hereof shall have the meanings assigned to them in
Article I of the Credit Agreement.

 1.2.  Other Definitions.  As used in this Guaranty Agreement:
       -----------------

  "Article" means an article of this Guaranty Agreement unless another document is specifically referenced.

  "Credit Agreement" has the meaning given such term in the first recital of this Guaranty Agreement.

  "Guarantied Obligations" means (i) the unpaid principal of, and accrued and unpaid interest (including, without limitation, all interest accruing subsequent to the commencement of any case, proceeding or other action relating to the Borrower under the Bankruptcy Code or any similar law with respect to the bankruptcy, insolvency or reorganization of the Borrower, and all interest which, but for any such case, proceeding or other action would otherwise accrue) on, the Notes, whether or not any of the Notes have matured and whether or not any of the holders of the Notes have presented any of them for payment, (ii) all accrued and unpaid commitment fees (including, without limitation, all fees accruing subsequent to the commencement of any case, proceeding or other action relating to the Borrower under the Bankruptcy Code or any similar law with respect to the bankruptcy, insolvency or reorganization of the Borrower, and all fees which, but for any such case, proceeding or other action would otherwise accrue) payable by the Borrower under the Credit Agreement, and (iii) all other indebtedness, obligations and liabilities of the Borrower to the Agent or any Lender, whether absolute or contingent, due or to become due, now existing or hereafter incurred, under, arising out of or in connection with the Credit Agreement or any of the Notes.

  "Guarantors" means, collectively, InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, Continental Power Exchange, Inc., a Delaware corporation, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, and InterCoast Trade & Resources Inc., a Delaware corporation, and their respective successors and assigns; and "Guarantor" means any one of the Guarantors.

  "Guaranty Agreement" means this Guaranty Agreement, as supplemented by any Guaranty Joinder Agreement and as it may be otherwise amended, supplemented or otherwise modified from time to time.

  "Guaranty Default" means an event described in Article IV.

  "Guaranty Joinder Agreement" means, a Guaranty Joinder Agreement, in substantially the form of Annex "1" hereto, executed by a Subsidiary of the Borrower pursuant to Article VIII, as it may be amended, supplemented or otherwise modified from time to time, and "Guaranty Joinder Agreements" means, collectively, all such Guaranty Joinder Agreements executed from time to time by any and all Subsidiaries of the Borrower pursuant to Article VIII.

  "Joinder Date" means, with respect to any Subsidiary of the Borrower, the date upon which such Subsidiary becomes a Guarantor party to this Guaranty Agreement by satisfying each of the conditions precedent set forth in Article VIII with respect to it.

  "Section" means a section of this Guaranty Agreement unless another document is specifically referenced.

  "Unmatured Guaranty Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Guaranty Default.

  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                    GUARANTY

  2.1. In order to induce the Lenders to extend credit to the Borrower by (whether by making loans to the Borrower under the Credit Agreement or otherwise), each Guarantor hereby requests the Lenders to extend credit or to permit credit to remain outstanding under the Credit Agreement to the Borrower as the Borrower may desire and as the Lenders may extend or permit from time to time under the Credit Agreement, and, in consideration of any credit granted or continued to the Borrower under the Credit Agreement, each Guarantor hereby absolutely, irrevocably and unconditionally guaranties prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Guarantied Obligations, (including all renewals, extensions and modifications thereof other than an increase in the Aggregate Commitment and all attorneys' fees incurred by the Agent or any Lender in connection with the collection or enforcement thereof).

  2.2. Each Guarantor hereby waives notice of the acceptance of its guaranty of the Guarantied Obligations pursuant to this Guaranty Agreement and of the extension or continuation of the Guarantied Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, demand or action on delinquency in respect of the Guarantied Obligations or any part thereof, including any right to require the Agent or any Lender to sue the Borrower, any other Guarantor, any other guarantor of any part or all of the Guarantied Obligations or any other Person obligated with respect to the Guarantied Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guarantied Obligations or any part thereof.

  2.3. Credit may be granted or continued from time to time by the Lenders to the Borrower without notice to or authorization from any of the Guarantors regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Neither the Agent nor any of the Lenders shall have any obligation to disclose or discuss with any of the Guarantors its assessment of the financial condition of the Borrower or any other Guarantor.

  2.4. Each Guarantor hereby also guaranties that all of the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations or the rights of the Agent or any Lender with respect thereto. The guaranty of each Guarantor set forth in this Article II is a guaranty of payment and not of collection, is a primary obligation of such Guarantor and not one of surety, and the validity and enforceability of the guaranty of each Guarantor set forth in this Article II and the liability of each Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be impaired or affected by, any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guarantied Obligations, or any part thereof, or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Guarantied Obligations, or any part thereof, or any agreement relating thereto, or any collateral securing the Guarantied Obligations or any part thereof; (iii) any waiver of any right, power or remedy or of any default with respect to the Guarantied Obligations, or any part thereof, or any agreement relating thereto or with respect to any collateral securing the Guarantied Obligations or any part thereof; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guarantied Obligations, or any part thereof, any other guaranties with respect to the Guarantied Obligations or any part thereof, or any other obligation of any Person or entity with respect to the Guarantied Obligations or any part thereof; (v) the enforceability or validity of the Guarantied Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guarantied Obligations or any part thereof; (vi) the application of payments (other than any payment received from the Borrower which either the Agent or the Lenders are obligated, or directed by the Borrower, to apply to the payment of Guarantied Obligations, whether as a result of instructions given by the Borrower, the terms of the Credit Agreement or otherwise) received from any source other than such Guarantor to the payment of indebtedness other than the Guarantied Obligations, any part thereof or amounts which are not covered by the guaranty set forth in this Article II even though any of the Lenders might lawfully have elected to apply such payments to any part or all of the Guarantied Obligations or to amounts which are not covered by the guaranty set forth in this Article II; (vii) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (viii) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guarantied Obligations; (ix) the failure of the Borrower or any Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guarantied Obligations or this Guaranty Agreement, or to take any other action required in connection with the performance of any of the Guarantied Obligations or any provision of this Guaranty Agreement; (x) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower in connection herewith or an unrelated transaction; or (xi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of its obligations under the guaranty set forth in this Article II, all whether or not the Borrower or any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xi) of this Section 2.4. It is agreed that each Guarantor's liability under this
Article II is several and independent of the guaranties of the other Guarantors set froth in this Article II and of any other guaranties or other obligations at any time in effect with respect to the Guarantied Obligations or any part thereof and that each Guarantor's liability under this Article II may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of any of the Guarantied Obligations in the manner agreed upon by the Borrower.

  2.5. The guaranty of each Guarantor set forth in this Article II shall continue in effect, notwithstanding any extensions, modifications, renewals or indulgences with respect to, or substitution for, the Guarantied Obligations or any part thereof, until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have expired or been terminated. The guaranty of each Guarantor set forth in this Article II shall also continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guarantied Obligations, or any part thereof, is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, or otherwise, all as though such payment had not been made.

  2.6. Until all of the Guaranteed Obligations are paid in full, no Guarantor will exercise any right of subrogation with respect to payments made by any Guarantor pursuant to this Guaranty Agreement.

  2.7. Each Guarantor hereby waives any benefit of the collateral, if any, which may from time to time secure the Guarantied Obligations or any part thereof and authorizes the Agent and the Lenders to take any action or exercise any remedy with respect thereto, which the Agent or the Lenders in its or their sole discretion shall determine, without notice to the Borrower or any Guarantor other than the

Guarantor which owns such collateral. In the event the Agent or any Lender in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Guarantied Obligations or any part thereof, ten days' written notice mailed to the Guarantors by ordinary mail at its address specified pursuant to Article VII shall be deemed reasonable notice of any matters contained in such notice.

  2.8. If any acceleration of the time for payment of any Guarantied Obligation (including, without limitation, any amount payable by the Borrower under the Credit Agreement, any Note or any other document or agreement relating to any of the Guarantied Obligations) is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any of the Loan Documents shall nonetheless be payable, jointly and severally, by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

  2.9. The provisions of this Article II are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Article II, then, notwithstanding any other provision of this Article II to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Agent or any Lender be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

  2.10 It is the intention of each of the Guarantors, the Agent and the Lenders that the obligations of each of the Guarantors under its guaranty of the Guarantied Obligations pursuant to this Article II shall be equal to, but not in excess of, as of any date, the greater of the following amounts (such greater amount determined hereunder being the relevant Guarantor's "Maximum Liability"):
(i) the aggregate amount of all monies received by such Guarantor from the Borrower after the date hereof (whereof by loan, distribution or otherwise), or
(ii) the maximum amount (such amount being such Guarantor's "Alternative Limitation") not subject to avoidance under the Bankruptcy Code or any applicable state law. To that end, but as to the Alternative Limitation of each Guarantor, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code or any applicable state law if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations under its guaranty of the Guarantied Obligations pursuant to this Article II, such Guarantor's obligations under this Article II shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code or any applicable state law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code or any applicable state law. This Section 2.10 with respect to the Alternative Limitation of each Guarantor is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code or any applicable state law, and neither any Guarantor nor any other Person shall have any right or claim under this Section 2.10 with respect to the Alternative Limitation, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under the Bankruptcy Code or any applicable state law.

  2.11. In the event that any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty Agreement, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" (as defined below) of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made or incurred by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligations to make, any contribution hereunder) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligations to make, any contribution hereunder). Nothing in this Section 2.11 shall affect any Guarantor's several liability for the entire amount of the Guarantied Obligations (up to the amount of such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contributions under this Guaranty Agreement from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all of the Guarantied Obligations and as a result no Guarantor shall take any action to enforce any such right until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have expired or been terminated.
All of the Guarantors recognize and agree that, except for any right of contribution arising pursuant to this Section 2.11, each Guarantor who makes any payment in respect of the Guarantied Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of any such payment, any such right of contribution or subrogation arising under applicable law being expressly waived by each Guarantor. The provisions of this Section
2.11 are for the benefit of both the Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

  Each Guarantor hereby represents and warrants to the Lenders that:

  3.1.  Corporate Existence and Standing.  It is a corporation duly
        --------------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

  3.2.  Authorization and Validity.  It has the corporate power and authority
        --------------------------
and legal right to execute and deliver this Guaranty Agreement and to perform its obligations hereunder. The execution and delivery by it of this Guaranty Agreement and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

  3.3.  No Conflict; Government Consent.  Neither the execution and delivery by
        -------------------------------
it of this Guaranty Agreement nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its Property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty Agreement or any part thereof.

                                   ARTICLE IV
                                    DEFAULTS

  The occurrence of any one or more of the following events shall constitute a Guaranty Default:

  4.1.  The occurrence of any Default under and as defined in the Credit
Agreement.

  4.2. Any representation or warranty made or deemed made by or on behalf of any Guarantor to the Lenders or the Agent under or in connection with this

Guaranty Agreement or the Credit Agreement or any certificate or information delivered by any Guarantor in connection with this Guaranty Agreement or the Credit Agreement shall be materially false on the date as of which made.

  4.3. The breach by any Guarantor (other than a breach which constitutes a Guaranty Default under Section 4.1 or 4.2) of any of the terms or provisions of this Guaranty Agreement which is not cured within ten days from the earlier of the date of such Guarantor's discovery of such breach or the date of a written notice of such breach given to the Guarantors by the Agent or any Lender.

                                   ARTICLE V
                            REMEDIES AND AMENDMENTS

  5.1.  Remedies.  If any Guaranty Default occurs, the Agent may, or, at the
        --------
direction of the Required Lenders the Agent shall, pursuant to and as provided for in the Credit Agreement, pursue any and all rights and remedies available to it under or with respect to any of this Guaranty Agreement, the Credit Agreement or any other Transaction Document or otherwise available to it at law or in equity.

  5.2.  Preservation of Rights.  No delay or omission of the Lenders or the
        ----------------------
Agent to exercise any right under Section 5.1 shall impair such right or be construed to be a waiver of any Guaranty Default or an acquiescence therein, and the extension of any credit notwithstanding the existence of a Guaranty Default shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Guaranty Agreement whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 5.3, and then only to the extent in such writing specifically set forth. All remedies referred to in Section 5.1 shall be cumulative and all shall be available to the Agent and the Lenders until all of the Guarantied Obligations shall have been paid in full and the Commitments of the Lenders to make loans under the Credit Agreement shall have expired or been terminated.

  5.3.  Amendments.  Subject to the provisions of this Section 5.3, the Agent
        ----------
(with the consent in writing of the Required Lenders) and the Guarantors may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Guaranty Agreement or changing in any manner the rights of the Lenders or the Guarantors hereunder or waiving any Guaranty Default;

provided, however, that no such supplemental agreement shall, without the
- --------  -------
consent of all of the Lenders:

     (a)  Modify any of the terms and provisions of Article II; or

     (b)  Change the definition of Required Lenders; or

       (c) Permit any Guarantor to assign its rights or delegate its obligations under this Guaranty Agreement; or

     (d) Release any Guarantor from its obligations under this Guaranty Agreement; or

     (e)  Amend this Section 5.3.

No amendment of any provision of this Guaranty Agreement relating to the Agent shall be effective without the written consent of the Agent.

                                   ARTICLE VI
                               GENERAL PROVISIONS

  6.1.  Successors and Assigns.  The terms and provisions of this Guaranty
        ----------------------
Agreement shall be binding upon and inure to the benefit of the Guarantors and the Agent for the benefit of the Lenders and their respective successors and assigns, except that no Guarantor shall have the right to assign any of its rights or obligations under this Guaranty Agreement. Each Guarantor authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Guarantied Obligations due to such Lender any financial or other information pertaining to such Guarantor provided that each such purchaser or
                                         --------
prospective purchaser agrees to hold any confidential information which it may receive from such Lender in confidence, except for disclosures of information to
(A) other Lenders and their respective Affiliates, (B) legal counsel, accountants, and other professional advisors to a Lender or to a Transferee, (C) regulatory officials, (D) any Person as requested pursuant to or as required by law, regulation, or legal process, and (E) any Person in connection with any legal proceeding to which that Lender is a party.

  6.2.  Survival of Representations.  All representations and warranties of the
        ---------------------------
Guarantors contained in this Guaranty Agreement shall survive the execution and delivery of this Guaranty Agreement.

  6.3.  CHOICE OF LAW.  THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
        -------------
WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

  6.4.  CONSENT TO JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO
        -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH

COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

  6.5.  WAIVER OF JURY TRIAL.  EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY
        --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

  6.6.  Headings.  Section headings in this Guaranty Agreement are for
        --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of this Guaranty Agreement.

  6.7.  Entire Agreement.  This Guaranty Agreement shall embody the entire
        ----------------
agreement and understanding among the Guarantors and the Agent and supersede all prior agreements and understandings among the Guarantors and the Agent relating to the subject matter thereof.

  6.8.  Expenses; Indemnification.  The Guarantors hereby agree, jointly and
        -------------------------
severally, to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any of the Lenders in connection with the collection and enforcement of this Guaranty Agreement. The obligations of the Guarantors under this Section 6.6 shall survive the termination of this Guaranty Agreement.

  6.9.  Numbers of Documents.  All statements, notices, closing documents, and
        --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

  6.10.  Severability of Provisions.  Any provision in this Guaranty Agreement
         --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty Agreement are declared to be severable.

                                  ARTICLE VII
                                    NOTICES

  7.1.  Giving Notice.  Any notice required or permitted to be given under this
        -------------
Guaranty Agreement may be, and shall be deemed, given when sent by certified or registered United States mail, postage prepaid, or by telecopy when transmitted, addressed:

  To each of the Guarantors as follows:

               [Name of Guarantor]
               c/o InterCoast Energy Company
               666 Grand Avenue
               Des Moines, Iowa  50309
               Attention: Daniel E. Lonergan
                          Vice President-Finance
               Telecopy No.: 515-281-2703

  To the Agent as follows:

               The First National Bank of Chicago
               Suite 0363
               One First National Plaza
               Chicago, Illinois 60670
                     Attn: Energy & Minerals Division
               Telecopy No.: 312-732-3055

  To each Lender at its address specified pursuant to Article XIV of the Credit Agreement.

  7.2.  Change of Address.  Each of the Guarantors and the Agent may change the
        -----------------
address for service of notice upon it by a notice in writing to the other party hereto.

                                 ARTICLE VIII.
                                NEW GUARANTORS

  Any Subsidiary of the Borrower may become a Guarantor party to this Guaranty Agreement provided that (i) after giving effect to such Subsidiary becoming a Guarantor there exists no Default or Unmatured Default, and (ii) such Subsidiary shall have furnished to the Agent, with sufficient copies for each of the Lenders, all of the following:

          (a) A Guaranty Joinder Agreement dated the applicable Joinder Date, executed by such Subsidiary and acknowledged and confirmed by the Agent and each of the other Guarantors; and

          (b)  Copies of all of the following with respect to such Subsidiary:

            (i) Its certificate or articles of incorporation, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation.

           (ii) A certificate of good standing for it from the appropriate governmental officer in its jurisdiction of incorporation.

          (iii) Its By-Laws, certified by its Secretary or one of its Assistant Secretaries.

           (iv) Resolutions of its Board of Directors authorizing the execution of its Guaranty Joinder Agreement and the performance of its obligations under this Guaranty Agreement, certified by its Secretary or one of its Assistant Secretaries.

            (v) An incumbency certificate, executed by its Secretary or one of its Assistant Secretaries, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign its Guaranty Joinder Agreement, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Guarantor.

          (c) A written opinion of counsel to such Subsidiary, addressed to the Lenders in substantially the form (with appropriate changes) of Annex "2" to this Guaranty Agreement.

                                   ARTICLE IX
                                  COUNTERPARTS

     This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

  IN WITNESS WHEREOF, the Guarantors and the Agent have executed this Guaranty Agreement as of the date first above written.

                     INTERCOAST OIL AND GAS COMPANY

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     MEDALLION CALIFORNIA PROPERTIES COMPANY

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     INTERCOAST POWER MARKETING COMPANY

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     CONTINENTAL POWER EXCHANGE, INC.

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     INTERCOAST GAS SERVICES COMPANY

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     INTERCOAST GAS SERVICES COMPANY

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     GED ENERGY SERVICES, INC.

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     INTERCOAST TRADE & RESOURCES INC.

                     By:
                        --------------------------
                     Title:
                           -----------------------

                     THE FIRST NATIONAL BANK OF CHICAGO,
                      as Agent

                     By:
                        --------------------------
                     Title:
                           -----------------------

                                   ANNEX "1"
                             to Guaranty Agreement

                           GUARANTY JOINDER AGREEMENT


  THIS GUARANTY JOINDER AGREEMENT, executed and delivered as of this ___ day of _______, ____, by ____________, a ____________ corporation (the "Joining
Guarantor") to and in favor of The First National Bank of Chicago, in its capacity as agent under the Credit Agreement (as defined in the Guaranty Agreement referred to below) for the benefit of each of the Lenders (as defined in the Guaranty Agreement referred to below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, the Joining Guarantor desires to become a Guarantor under and as defined in the Guaranty Agreement dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement") made by InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, Continental Power Exchange, Inc., a Delaware corporation, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, InterCoast Trade & Resources Inc., a Delaware corporation, and each subsidiary of InterCoast Energy Company which may from time to time become a Guarantor party hereto pursuant to Article VIII thereof (collectively, the "Guarantors") in favor of The First National Bank of Chicago, as Agent for the ratable benefit of the Lenders (as such term is defined below) pursuant to the Credit Agreement dated as of July 15, 1996 (as it may from time to time be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among InterCoast Energy Company, a Delaware corporation (the "Borrower"), each of the Lenders from time to time party thereto, and The First National Bank of Chicago, as Agent for such Lenders; and

  WHEREAS, Article VIII of the Guaranty Agreement sets forth a procedure for one or more subsidiaries of the Borrower to become Guarantors party to the Guaranty Agreement, and which procedure includes, without limitation, the execution and delivery of this Guaranty Joinder Agreement;

  NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Joining Guarantor hereby represents, warrants, acknowledges and agrees with the Agent, for the benefit of each of the Lenders, as follows:

  1.  Definitions.  Unless the context otherwise requires, all terms used herein
      -----------
which are defined in the Guaranty Agreement shall have the meanings assigned to them in the Guaranty Agreement.

  2.  Representations and Warranties.  The Joining Guarantor hereby represents
      ------------------------------
and warrants to the Agent and each of the Lenders that, as of the date of this Guaranty Joinder Agreement: (i) the Joining Guarantor is a Subsidiary of the Borrower, (ii) the representations and warranties contained in Article III of the Guaranty Agreement are true and correct, and (iii) each of the conditions contained in Article ViiI of the Guaranty Agreement has been satisfied with respect to the Joining Guarantor.

  3.  Acknowledgements and Agreements.  The Joining Guarantor hereby
      -------------------------------
acknowledges and agrees that: (i) the Joining Guarantor shall be a Guarantor party to, and as defined in, the Guaranty Agreement with all of the rights and obligations of a Guarantor thereunder to the same extent as if the Joining Guarantor had been a Guarantor party thereto from its inception, and (ii) the obligations of the Joining Guarantor as a Guarantor under the Guaranty Agreement shall include, without limitation, all of the obligations as a Guarantor under
Article II of the Guaranty Agreement.

  4.  Successors and Assigns.  The terms and provisions of this Guaranty Joinder
      ----------------------
Agreement shall be binding upon and inure to the benefit of the Joining Guarantor and the Agent for the benefit of the Lenders and their respective successors and assigns, except that the Joining Guarantor shall not have the right to assign any of its rights or obligations under this Guaranty Joinder Agreement.

  5.  Giving Notice.  Any notice required or permitted to be given to the
      -------------
Joining Guarantor under the Guaranty Agreement may be, and shall be deemed, given when sent by certified or registered United States mail, postage prepaid, or by facsimile transmission, as follows:

                                       -------------------------

                                       -------------------------

                                       -------------------------


  IN WITNESS WHEREOF, the Joining Guarantor has executed and delivered this Guaranty Joinder Agreement to and in favor of the Agent, for the benefit of the Lenders, as of the date first above written.

                               ---------------------------------

                               By:
                                  ------------------------------

                               Title:
                                     ---------------------------

                  GUARANTOR ACKNOWLEDGEMENT AND CONFIRMATION

  Each of the undersigned hereby represents that it is a Guarantor under and as defined in the Guaranty Agreement referred to in the foregoing Guaranty Joinder Agreement. Unless the context otherwise requires, all capitalized terms used in this Guarantor Acknowledgment and Confirmation shall have the meanings attributed to them in the Guaranty Agreement referred to in the foregoing Guaranty Joinder Agreement.

  Each of the undersigned acknowledges receipt of an executed counterpart of the foregoing Guaranty Joinder Agreement and hereby acknowledges and consents to all of the terms and provisions thereof. Each of the undersigned hereby jointly and severally represents and warrants to each of the Agent and the Lenders that, as of the date of the foregoing Guaranty Joinder Agreement: (i) the Person who has executed the foregoing Guaranty Joinder Agreement (the "Joining Guarantor") is a Subsidiary of the Borrower, (ii) the representations and warranties contained in
Article III of the Guaranty Agreement are true and correct, and (iii) each of the conditions contained in Article VIII of the Guaranty Agreement has been satisfied with respect to the Joining Guarantor.

  Accordingly, each of the undersigned hereby acknowledges and agrees that, as of the date of the foregoing Guaranty Joinder Agreement, the Joining Guarantor has become a Guarantor under and as defined in the Guaranty Agreement. Each of the undersigned hereby ratifies and confirms all of the terms, provisions and conditions of the Guaranty Agreement (including, without limitation, its guaranty of the Guarantied Obligations set forth in Article II of the Guaranty Agreement) and hereby acknowledges and confirms that the Guaranty Agreement, by its terms, guaranties any and all existing and future Guarantied Obligations incurred by the Borrower to finance any extension of credit by the Borrower to the Joining Guarantor.

  The foregoing Guaranty Joinder Agreement and this Guarantor Acknowledgement and Confirmation may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute the same by signing any such counterpart.

  IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Acknowledgement and Confirmation as of the same date as the foregoing Guaranty Joinder Agreement.

                               [Insert appropriate signature lines
                                for all current Guarantors]

                             AGENT ACKNOWLEDGEMENT

  The First National Bank of Chicago, in its capacity as agent under the Credit Agreement (as defined in the Guaranty Agreement referred to above) for the benefit of each of the Lenders under said Credit Agreement, hereby acknowledges receipt of the foregoing Guaranty Joinder Agreement, including the Guarantor Acknowledgement and Confirmation contained therein.

                     THE FIRST NATIONAL BANK OF CHICAGO,
                      as Agent

                     By:
                        ----------------------------------------

                     Title:
                           -------------------------------------

                                   ANNEX "2"
                             to Guaranty Agreement

                 FORM OF OPINION OF JOINING GUARANTORS' COUNSEL


                                                            ____________, 19__

The Agent and the Lenders who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

  I am counsel for ___________, a _______ corporation (the "Joining Guarantor"), and have represented the Joining Guarantor in connection with its execution and delivery of a Guaranty Joinder Agreement dated as of ______, ____ (the "Guaranty Joinder Agreement") with respect to that certain Guaranty Agreement dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement") among InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, Continental Power Exchange, Inc., a Delaware corporation, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, InterCoast Trade & Resources Inc., a Delaware corporation, and each subsidiary of InterCoast Energy Company which may from time to time become a Guarantor party hereto pursuant to Article VIII thereof (each a "Guarantor" and, collectively, the "Guarantors"). All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Guaranty Agreement or in the Credit Agreement referred to therein.

  I have examined the certificate or articles of incorporation, by-laws and resolutions of the Joining Guarantor, the Guaranty Agreement, the Loan Documents and such other matters of fact and law which I deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

       1. The Joining Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       2. The execution and delivery of the Guaranty Joinder Agreement by the Joining Guarantor and the performance by the Joining Guarantor of its obligations thereunder and under the Guaranty Agreement have been duly authorized by all necessary corporate action and proceedings on the part of the Joining Guarantor and will not (a) require any consent of the Joining

     Guarantor's shareholders, (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Joining Guarantor or any of its Subsidiaries or the Joining Guarantor's or any of its Subsidiaries' certificate or articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Joining Guarantor or any of its Subsidiaries, or (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Joining Guarantor or any of its Subsidiaries.

       3. The Guaranty Joinder Agreement has been duly executed and delivered by the Joining Guarantor and each of the Guaranty Joinder Agreement and the Guaranty Agreement constitutes a legal, valid and binding obligation of the Joining Guarantor enforceable against the Joining Guarantor in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

       4. No approval, authorization, consent, adjudication or order of any governmental authority is required to be obtained by the Joining Guarantor in connection with the execution and delivery of the Guaranty Joinder Agreement or the performance by the Joining Guarantor of its obligations thereunder and under the guaranty Agreement.

  I am licensed to practice in the State of Iowa and the opinions expressed above are limited to the laws of the State of Iowa, the corporate laws of the State of Delaware, and the Federal law of the United States of America. As each of the Guaranty Joinder Agreement and the Guaranty Agreement explicitly states that it is governed by the internal law of the State of Illinois, I have assumed (with your consent) for the purpose of rendering my opinions set forth herein that the substantive laws of the State of Illinois relating to the matters discussed herein are substantially similar to those of the State of Iowa.

  This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.


                                   Very truly yours,


                                   ----------------------------

                                  EXHIBIT "C"
                              to Credit Agreement

                             COMPLIANCE CERTIFICATE

To:  The Lenders parties to the
     Credit Agreement Described Below

  This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July 15, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among InterCoast Energy Company, a Delaware corporation (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

  THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1.  I am the duly elected _____________________ of the Borrower.

       2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

       3. Set forth below are financial data and computations showing the state of the Borrower's compliance with Section 7.10 of the Credit Agreement as of _________, ____, all of which data and computations are true, complete and correct:

       $  90,000,000   Minimum Amount

                       75% of net proceeds of initial public
       $               offering of Borrower's common stock
        ------------

                       50% of aggregate positive Consolidated
                       Net Income for fiscal 1996 and each
       $               subsequent fiscal year
        ============

       $               Required Consolidated
        ------------
                       Tangible Net Worth


       $               Actual Consolidated
        ------------
                       Tangible Net Worth

       4. Set forth below are financial data and computations showing the state of the Borrower's compliance with the requirement set forth in Section 7.11 of the Credit Agreement that the Borrower maintain an Interest Coverage Ratio of not less than 4.25 to 1.00 for the period from and including _______, ____ to and including _________, ____, all of which data and computations are true, complete and correct:

          Consolidated EBITDA
          -----------------------           =     ____ to 1.00
          Consolidated Interest Expense

       5. The examinations described in paragraph 2 and the financial data and computations set forth in paragraphs 3 and 4 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as follows:

            ---------------------------------------------------------
               Describe the exceptions, if any, to paragraph 5 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

  The foregoing certifications and computations and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 19__.

                          INTERCOAST ENERGY COMPANY

                          By:
                             ------------------------------

                          Printed Name:
                                       --------------------

                          Title:
                                ---------------------------

                                  EXHIBIT "D"
                              to Credit Agreement

                             BORROWING BASE REPORT

To:  The Lenders parties to the
     Credit Agreement Described Below

  This Borrowing Base Report is furnished pursuant to that certain Credit Agreement dated as of July 15, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among InterCoast Energy Company, a Delaware corporation (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

  THE UNDERSIGNED HEREBY CERTIFIES THAT:

  The Available Borrowing Base as of ________, 19__ was $_________ computed as follows:

  A.  Aggregate Accounts
   Receivable of the Obligors  $_____________

  B.  Accounts Receivable of
   the Obligors which are
   not Eligible Accounts      ($            )
                               =============

  C.  Eligible Accounts
   (line A minus line B)       $____________

  D.  80% of Eligible Accounts                 $____________
   (80% of line C)

  E.  Oil and Gas Borrowing Base               $
                                                ============

  F.  Borrowing Base (line A plus line B)                       $____________

  G.  Other Indebtedness Outstanding                           ($           )
                                                                ============

  H.  AVAILABLE BORROWING BASE                                  $____________
   (line E minus line F)

  The foregoing computations are made and delivered this __ day of _________, 19__.

                               INTERCOAST ENERGY COMPANY

                               By:
                                  ------------------------------

                               Title:
                                     ---------------------------

                                 EXHIBIT "E-1"
                              to Credit Agreement

                     FORM OF OPINION OF BORROWER'S COUNSEL


                                                       ____________, 19__

The Agent and the Lenders who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

  I am counsel for InterCoast Energy company, a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of July 15, 1996 (the "Credit Agreement") among the Borrower, the Lenders party thereto, and The First National Bank of Chicago, as Agent, and providing for Advances in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

  I have examined the Borrower's certificate of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which I deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

       1. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not (a) require any consent of the Borrower's shareholders, (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the certificate incorporation or by-laws of the Borrower or any of its Subsidiaries or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries, or (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

       3. All agreements governing Indebtedness of MidAmerican Capital Company, a Delaware corporation, or any of its Subsidiaries have been amended or otherwise modified so that neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any provisions of any such agreement, or conflict with or constitute a default thereunder.

       4. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

       5. To the best of my knowledge, except as specifically disclosed in the preliminary prospectus filed by the Borrower with the Securities and Exchange Commission on June 28, 1996, there is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       6. No approval, authorization, consent, adjudication or order of any governmental authority is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Credit Agreement or in connection with the payment by the Borrower of the Obligations.

  I am licensed to practice in the State of Iowa and the opinions expressed above are limited to the laws of the State of Iowa, the corporate laws of the State of Delaware, and the Federal law of the United States of America. As the Loan Documents explicitly state that they are governed by the internal law of the State of Illinois, I have assumed (with your consent) for the purpose of rendering my opinions set forth herein that the substantive laws of the State of Illinois relating to the matters discussed herein are substantially similar to those of the State of Iowa.

  This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                          Very truly yours,

                          ---------------------------------

                                 EXHIBIT "E-2"
                              to Credit Agreement

                     FORM OF OPINION OF GUARANTORS' COUNSEL


                                         ____________, 19__

The Agent and the Lenders who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

  I am counsel for InterCoast Oil and Gas Company, a Delaware corporation formerly known as Medallion Production Company, Medallion California Properties Company, a Texas corporation, InterCoast Power Marketing Company, a Delaware corporation, Continental Power Exchange, Inc., a Delaware corporation, InterCoast Gas Services Company, a Delaware corporation, InterCoast Gas Services Company, an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, and InterCoast Trade & Resources Inc., a Delaware corporation, (each a "Guarantor" and, collectively, the "Guarantors"), and have represented the Guarantors in connection with their execution and delivery of a Guaranty Agreement dated as of July 15, 1996 (the "Guaranty Agreement") among the Guarantors and The First National Bank of Chicago, as Agent for the Lenders party to that certain Credit Agreement dated as of July 15, 1996 (the "Credit Agreement") among InterCoast Energy Company, a Delaware corporation, the Lenders party thereto, and The First National Bank of Chicago, as Agent. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Guaranty Agreement or in the Credit Agreement referred to therein.

  I have examined the certificate or articles of incorporation, by-laws and resolutions of each Guarantor, the Guaranty Agreement, the Loan Documents and such other matters of fact and law which I deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

       1. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       2. The execution and delivery of the Guaranty Agreement by each Guarantor and the performance by each Guarantor of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Guarantor and will not (a) require any consent of such Guarantor's shareholders, (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such

     Guarantor or any of its Subsidiaries or such Guarantor's or any of its Subsidiaries' certificate or articles of incorporation or by-laws or any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries, or (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries.

       3. All agreements governing Indebtedness of MidAmerican Capital Company, a Delaware corporation, or any of its Subsidiaries have been amended or otherwise modified so that neither the execution and delivery by any Guarantor of the Guaranty Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any provisions of any such agreement, or conflict with or constitute a default thereunder.

       4. The Guaranty Agreement has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

       5. No approval, authorization, consent, adjudication or order of any governmental authority is required to be obtained by any Guarantor in connection with the execution and delivery of the Guaranty Agreement or the performance by any Guarantor of its obligations thereunder.

  I am licensed to practice in the State of Iowa and the opinions expressed above are limited to the laws of the State of Iowa, the corporate laws of the State of Delaware, and the Federal law of the United States of America. As the Guaranty Agreement explicitly states that it is governed by the internal law of the State of Illinois, I have assumed (with your consent) for the purpose of rendering my opinions set forth herein that the substantive laws of the State of Illinois relating to the matters discussed herein are substantially similar to those of the State of Iowa.

  This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                          Very truly yours,

                          ---------------------------------

                                  EXHIBIT "F"
                              to Credit Agreement

                              ASSIGNMENT AGREEMENT

  This Assignment Agreement (this "Assignment Agreement") between ___________ (the "Assignor") and _______________ (the "Assignee") is dated as of ________, 19__. The parties hereto agree as follows:

  1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
      ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

  2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the
      -------------------------
Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Transaction Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

  3.  EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
      --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Transaction Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Transaction Documents with respect to the rights and obligations assigned to the Assignee hereunder.

  4.  PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee shall
      --------------------
be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]/1/ In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

  5.  FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a
      ----------------------------
fee on each day on which a payment of interest or commitment fees is

- ------------------------
/1/Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ____% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
         --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
- ---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Transaction Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Transaction Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Transaction Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Transaction Documents.

  7.  REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has
      -------------------------------
received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Transaction Documents will not be "plan assets" under ERISA, [and
(vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes]./2/

  8.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
      ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

  9.  SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall have
      ----------------------
the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Transaction Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Transaction Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

  10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate
       ----------------------------------
Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

  11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice of
       ----------------
Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

  12.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
       -------------
internal law, and not the law of conflicts, of the State of Illinois.

- ------------------------
/2/To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

  13.  NOTICES.  Notices shall be given under this Assignment Agreement in the
       -------
manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                          [NAME OF ASSIGNOR]

                          By:
                             -----------------------------------
                          Title:
                                --------------------------------

                          [NAME OF ASSIGNEE]

                          By:
                             -----------------------------------
                          Title:
                                --------------------------------

                                   SCHEDULE 1
                            to Assignment Agreement

1.  Description and Date
    of Credit Agreement: Credit Agreement, dated as of July 15, 1996 among
                         InterCoast Energy Company, a Delaware corporation, the Lenders from time to time party thereto and The First National Bank of Chicago, as Agent.

2.  Date of Assignment Agreement:  _________, 19__

3.  Amounts (As of Date of Item 2 above):

  a.  Total of Commitments (Loans)/1/
      under Credit Agreement             $__________

  b.  Assignee's Percentage of
      Facility purchased under
      the Assignment Agreement/2/         __________%

  c.  Amount of Assigned Share in
      Facility purchased under
      the Assignment Agreement           $__________

4.  Assignee's (Loan Amount)/3/
    Commitment Amount
    Purchased Hereunder:                 $__________

5.  Proposed Effective Date:  _________, 19__

ACCEPTED AND AGREED:

[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]

By:                                   By:
   -------------------------             -------------------------
Title:                                Title:
      ----------------------                ----------------------

- ----------------------
/1/If Commitments have been terminated, insert outstanding Loans in place of aggregate Commitments.

/2/Percentage taken to 10 decimal places.

/3/If Commitments have been terminated, insert Assignee's outstanding Loans in place of Assignee's Commitment.

                            ATTACHMENT TO SCHEDULE 1
                            TO ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "I"
                            to Assignment Agreement

                              NOTICE OF ASSIGNMENT

                                    ____________, 19___

To:  [NAME OF BORROWER]*

     -------------------
     -------------------

     [NAME OF AGENT]

     -------------------
     -------------------


From:  [NAME OF ASSIGNOR] (the "Assignor")

       [NAME OF ASSIGNEE] (the "Assignee")


  1.  We refer to that Credit Agreement (the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

  2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to Section 13.3.2 of the Credit Agreement.

  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _______, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1 and 13.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

  4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the

Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

  5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 13.3.2 of the Credit Agreement.

  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

  7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

  8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Transaction Documents will not be "plan assets" under ERISA.

  9. The Assignee authorizes the Agent to act as its agent under the Transaction Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Transaction Documents to the Assignee until the Assignee becomes a party to the Credit Agreement./1/


[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]

By:                                   By:
   -------------------------             -------------------------
Title:                                Title:
      ----------------------                ----------------------

                 [Attach photocopy of Schedule 1 to Assignment]

- -----------------------
/1/May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

                                  EXHIBIT "G"
                              to Credit Agreement

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated as of July 15, 1996 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among InterCoast Energy Company, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 ----------------------------------------------
Customer/Account Name
                     ----------------------------------------------------------
Transfer Funds To
                 --------------------------------------------------------------

                     ----------------------------------------------------------

                     ----------------------------------------------------------

For Account No.
               ----------------------------------------------------------------
Reference/Attention To
                      ---------------------------------------------------------
Authorized Officer (Customer Representative)  Date
                                                  -----------------------------

- -----------------------------------------         -----------------------------
  (Please Print)                                   Signature

Bank Officer Name                                  Date
                                                   ----------------------------

- -----------------------------------------          ----------------------------
  (Please Print)                                   Signature

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)